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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OWENS-ILLINOIS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

OWENS-ILLINOIS, INC.

NOTICE AND PROXY STATEMENT

For

The Annual Meeting of Share Owners

To Be Held

Tuesday, May 12, 2015

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting,
please submit your proxy or voting instructions as soon as possible.

OWENS-ILLINOIS, INC.
One Michael Owens Way
Perrysburg, Ohio 43551

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

Dear Owens-Illinois Share Owner:

        You are cordially invited to attend the Annual Meeting of the share owners of Owens-Illinois, Inc. (the "Company") to be held on Tuesday, May 12, 2015, at 9:00 a.m. in Plaza 2 of the O-I World Headquarters, Perrysburg, Ohio for the purpose of considering and voting upon the following matters:

  1.
  The election of 12 directors, each to serve for a term of one year;

  2.
  The ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015;

  3.
  An advisory vote to approve named executive officer compensation;

  4.
  The approval of the amendment, restatement and continuation of the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. and the grant of 33,623 restricted stock units to directors in 2014 thereunder; and

  5.
  Such other business as may properly be presented for action at the meeting or any postponement(s) or adjournment(s) thereof.

        Enclosed is a Proxy Statement that provides information concerning the Company and nominees for election to the Board of Directors (the "Board"), the selection of Ernst & Young LLP as the Company's independent registered public accounting firm, an advisory vote to approve named executive officer compensation and the approval of the amendment, restatement and continuation of the Company's 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. and the grant of 33,623 restricted stock units to directors in 2014 thereunder. The Company intends to commence distribution of this notice and the accompanying Proxy Statement and proxy card on or about April 2, 2015.

        The Board fixed the close of business on March 16, 2015, as the record date for the determination of share owners owning the Company's Common Stock, par value $.01 per share, entitled to notice of, and to vote at, the Annual Meeting.

        Enclosed is a proxy card that provides you with a convenient means of voting on the matters to be considered at the meeting, whether or not you attend the meeting in person. All you need do is mark the proxy card to indicate your vote, sign and date the card, then return it in the enclosed envelope as soon as conveniently possible. If the shares are held of record in more than one name, all holders of record should sign the proxy card. If you are a share owner of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

  •
  FOR all of the Board nominees for election to the Board of Directors;

  •
  FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015;

  •
  FOR the advisory vote to approve named executive officer compensation;

  •
  FOR the amendment, restatement and continuation of the Company's 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. and the grant of 33,623 restricted stock units to directors in 2014 thereunder; and

  •
  In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

        If you wish to have your shares voted for all of the Board nominees, for the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015, for the advisory vote to approve named executive officer compensation and for the amendment, restatement and continuation of the Company's 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. and the grant of 33,623 restricted stock units to directors in 2014 thereunder, you need not mark your votes on the proxy card, but need only sign, date it, and return it in the enclosed envelope. As an alternative to returning the proxy card, you may use the Internet or telephone to submit your proxy as described in the enclosed Proxy Statement and on the proxy card.

        We sincerely appreciate your interest in and support of Owens-Illinois, and we hope to see you at the Annual Meeting.

By order of the Board of Directors,
ALBERT P. L. STROUCKEN Chairman of the Board
JOSEPH J. O'HARA, JR. Secretary

April 2, 2015
Perrysburg, Ohio

i

Fees Paid to Ernst & Young LLP	66
Pre-Approval of Independent Registered Public Accounting Firm Services	66
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	69
PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	70
PROPOSAL 4: APPROVAL OF THE AMENDMENT, RESTATEMENT AND CONTINUATION OF THE COMPANY'S 2004 EQUITY INCENTIVE PLAN FOR DIRECTORS OF OWENS-ILLINOIS, INC. AND THE GRANT OF 33,623 RESTRICTED STOCK UNITS TO DIRECTORS IN 2014 THEREUNDER	72
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	77
Section 16(a) Beneficial Ownership Reporting Compliance	79
2016 ANNUAL MEETING OF SHARE OWNERS	79
FORWARD LOOKING STATEMENTS	80
PROXY SOLICITATION	80

ii

 OWENS-ILLINOIS, INC.
One Michael Owens Way
Perrysburg, Ohio 43551

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHARE OWNERS
To Be Held May 12, 2015

        The Annual Meeting of the share owners of Owens-Illinois, Inc. (the "Company") will be held on Tuesday, May 12, 2015, at 9:00 a.m. in Plaza 2 of the O-I World Headquarters, Perrysburg, Ohio. At the Annual Meeting, share owners will: (1) vote to elect 12 directors, each to serve a term of one year; (2) consider the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015; (3) participate in an advisory vote to approve named executive officer compensation; and (4) consider the approval of the amendment, restatement and continuation of the Company's 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. and the grant of 33,623 restricted stock units to directors in 2014 thereunder.

        This Proxy Statement has been prepared in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the accompanying proxy card on or about April 2, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 12, 2015

        The Securities and Exchange Commission has adopted a "Notice and Access" rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") to share owners in lieu of a paper copy of the proxy statement and related materials and the Company's 2014 Annual Report on Form 10-K. The Notice of Internet Availability provides instructions as to how share owners can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, on the Internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

        The Notice of Annual Meeting and Proxy Statement, the Company's 2014 Annual Report on Form 10-K and the Stakeholder Letter are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

Who May Vote

        You will be entitled to vote at the Annual Meeting if you are a share owner of record as of the close of business on March 16, 2015 (the "record date"). At the close of business on the record date, 161,243,589 shares of the Company's common stock, par value $.01 per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the holder of record to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock held by the trustee under the Company's 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares for which instructions were received from participants. No other securities are entitled to be voted at the Annual Meeting.

How to Vote

        Shares of Common Stock can be voted at the Annual Meeting only if the share owner is present in person or represented by proxy. If shares are owned of record in the share owner's name, the share owner may cause its shares to be voted at the Annual Meeting in one of four ways:

Vote by Internet

        A share owner can choose to submit a proxy over the Internet at www.proxyvote.com. The deadline for submitting a proxy over the Internet is 11:59 p.m., Eastern Time, on May 11, 2015. In order to vote by Internet, the share owner should make sure it has the control number found on the proxy card, follow the voting instructions and confirm that their votes have been accurately recorded. If a proxy is submitted over the Internet, the share owner does not need to return the proxy card.

Vote by Telephone

        A share owner can also submit its proxy by telephone by calling the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. The deadline for submitting a proxy by telephone is 11:59 p.m., Eastern Time, on May 11, 2015. To submit its proxy, the share owner must enter the control number listed on the proxy card and follow the recorded instructions. If a proxy is submitted by telephone, the share owner does not need to return the proxy card.

Vote by Mail

        If the share owner chooses to submit its proxy by mail, the share owner is required to complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The deadline for Broadridge to receive and count a proxy by mail is 11:59 p.m., Eastern Time, on May 11, 2015.

Vote in Person

        A share owner can choose to vote in person at the Annual Meeting by ballot, but must have a legal proxy with them in order for their vote to count. At the meeting, the share owner will need to request a ballot to vote these shares.

Further Instructions Regarding "How to Vote"

        The telephonic and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow share owners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

        Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to submit their proxy by telephone or the Internet as well as by mail. The share owner should follow the instructions received from the nominee to vote these shares.

        The proxy card lists each person nominated by the Board for election as a director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners' instructions. If no instructions are given, proxies will be voted (a) to elect the 12 nominated directors of the Company for a term of one year to expire at the Annual Meeting in 2016; (b) to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015; (c) to approve the compensation of the Company's named executive officers; (d) to approve the amendment, restatement and continuation of the 2004 Equity Incentive Plan for Directors of Owens-Illinois, and the grant of 33,623 restricted stock units to directors in 2014 thereunder; and (e) in the discretion of the proxy holders as to any other business that may properly come before the meeting.

Revocability of Proxies

        Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by (a) giving notice of revocation to the Company in writing or at the 2015 Annual Meeting; (b) submitting a later dated proxy; or (c) attending the Annual Meeting in person and voting at the meeting.

Vote Required to Approve Matters

        There must be a quorum for the transaction of business at the meeting. A quorum is the presence at the meeting of a number of shares that are either present or represented by proxy, constituting a majority of the outstanding shares entitled to vote at the meeting. If you submit a properly executed proxy card or a telephonic or Internet proxy, or you are present at the meeting in person, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

        Proposal One.    Each director to be elected by the share owners of the Company shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote thereon at a meeting of the share owners for the election of directors at which a quorum is present (an "Election Meeting"); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a "Contested Election"), whether or not the election becomes an uncontested election after such determination, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of electing directors, a "majority of the votes cast" means that the number of votes cast "for" a candidate for director exceeds the number of votes cast "against" that director (with "abstentions" and "broker non-votes" not counted as votes cast as either "for" or "against" such director's election). In an election other than a Contested Election, share owners will be given the choice to cast votes "for" or "against" the election of directors or to "abstain" from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, share owners will be given the choice to cast "for" or "withhold" votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. The Board has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board.

        Proposal Two.    The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015. Abstentions will have the same effect as votes "against" this proposal and "broker non-votes" will not be counted in determining whether this proposal has been approved.

        Proposal Three.    The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required for the advisory vote to approve named executive officer compensation. Abstentions will have the same effect as votes "against" this proposal and "broker non-votes" will not be counted in determining whether this proposal has been approved.

        Proposal Four.    The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required for the approval of the amendment, restatement and continuation of the Company's 2004 Equity Incentive Award for Directors of Owens-Illinois, Inc. and the grant of 33,623 restricted stock units to directors in 2014 thereunder. Abstentions will have the same effect as votes "against" this proposal and "broker non-votes" will not be counted in determining whether this proposal has been approved.

Other Matters

        Management of the Company does not know of any matter that will be presented for action at the 2015 Annual Meeting other than as described in this Proxy Statement. However, if any other matter should properly be brought to a vote at the meeting, or any adjournment or postponement thereof, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders' discretion.

PROPOSAL 1:
ELECTION OF DIRECTORS

General

        The Company's Third Restated Certificate of Incorporation provides for the declassification of the Board of Directors over a three-year period that began at the 2013 Annual Meeting and concludes at this year's Annual Meeting. After the election of directors at this year's Annual Meeting, the Board will cease to be classified, and the directors elected at this year's Annual Meeting (and each meeting thereafter) will be elected for a term expiring at the next Annual Meeting.

        The Board currently consists of 12 members whose terms expire at this year's Annual Meeting. Pursuant to the Nominating/Corporate Governance Committee's Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the "Policies and Procedures"), the Committee reviewed the qualifications, performance and circumstances of each incumbent director. After completing its review, the Committee proposed all incumbent directors for re-election except for Helge H. Wehmeier and Jay L. Geldmacher. Mr. Wehmeier has reached the age of 72 and, consistent with the Policies and Procedures, was not nominated by the Committee for re-election. The Committee also did not nominate Mr. Geldmacher for re-election, as his changed professional circumstances created challenges for him to continue his service as a director. The Board approved the Committee's recommendation regarding the incumbent directors and also approved the Committee's proposal that two new candidates stand for election, Gordon J. Hardie and Alan J. Murray, to fill the two vacancies. The education and professional histories of these two nominees are provided below.

Information on Nominees

        The Board, at the recommendation of the Nominating/Corporate Governance Committee, has nominated 12 persons for election as directors to serve for a one-year term expiring at the 2016 Annual Meeting of share owners and until their successors have been elected. The nominees of the Board are Gary F. Colter, Gordon J. Hardie, Peter S. Hellman, Anastasia D. Kelly, John J. McMackin, Jr., Alan J. Murray, Hari N. Nair, Hugh H. Roberts, Albert P. L. Stroucken, Carol A. Williams, Dennis K. Williams and Thomas L. Young. Except for Messrs. Hardie and Murray, each nominee is currently serving as a director of the Company and each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If for any reason any nominee should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other Board nominees. The Board, however, expects all of its nominees to be available to serve.

        Following is information on the persons nominated for election to the Board at the 2015 Annual Meeting:

Nominees—To be elected for terms expiring at the 2016 Annual Meeting

Gary F. Colter, Age 69	Director since 2002

Mr. Colter has been the President of CRS Inc., a corporate restructuring and strategy management consulting company, since 2002. Prior thereto, Mr. Colter had over 34 years of executive experience (27 years as a partner) at KPMG Canada, during which he developed valuable financial and accounting expertise while overseeing Canadian and global financial advisory services practices of KPMG. He served as the Vice Chair of KPMG Canada from 2000 to 2002, the Global Managing Partner, Financial Advisory Services, of KPMG International from 1998 to 2000 and a Vice Chairman of KPMG Canada from 1989 to 1998. During his long career in advisory services, Mr. Colter has led the restructurings of many major North American companies. In addition, Mr. Colter has extensive experience as a director on the boards of both private and public companies, regularly attends external continuing education offerings and has substantial training and experience in corporate governance. He is a director of CIBC (since 2003), Core-Mark Holding Company, Inc. (since 2004) and Revera Inc. (since 2006) and currently serves on the corporate governance committees of each of those boards. Mr. Colter was elected as Chairman of the Board of Canadian Pacific Railway Limited in May 2014, where he has served as a director since 2012. Previously, he was a director of Saskatchewan Wheat Pool (2003-2006). Mr. Colter received a bachelor of arts in business administration from the Richard Ivey School of Business, and is a Fellow Chartered Accountant. Mr. Colter's extensive business, financial and accounting experience and education, experience with a broad range of North America markets, financial reporting expertise, extensive director experience and corporate governance training qualify him to serve on the Company's Board.

Gordon J. Hardie, Age 51

Mr. Hardie currently serves as Managing Director, Bunge Food & Ingredients, a global company that operates in agribusiness, sugar and bioenergy, food and ingredients and fertilizer, since 2011. At Bunge, Mr. Hardie currently serves as a member of the Executive Committee and has led the global Operational Excellence program for Bunge Ltd since 2013. Prior to joining Bunge, Mr. Hardie was a Managing Director at Morningside Partners, an M&A Advisory firm he established in 2009. Mr. Hardie previously held senior management positions at Goodman Fielder, including Managing Director (2004-2009), Sales and Marketing Director and Marketing Innovation Director (2002-2003). He was named Group General Manager, Marketing at SouthCorp Wines in 2000 and Vice President, Regional Markets, Asia Pacific at

Foster's Brewing Group in 1999. Before immigrating to Australia in 1999, Mr. Hardie was Regional Director for the Americas and Asia Pacific Regions at Pernod Ricard Irish Distillers. Mr. Hardie holds a B.A. from the University College Cork and an M.B.A. from University College, Dublin Smurfit Graduate School of Business and has completed the Advanced Management Program and the AVIRA CEO Program at INSEAD. Since 2013, Mr. Hardie has served on the board of Zaklady Tluszcowe Kruszwica. Mr. Hardie also serves on the North American Advisory Board of the Smurfit Graduate School of Business, University College Dublin. Mr. Hardie's extensive business leadership skills, his global business experience, and broad food and spirits industry knowledge qualify him to serve on the Company's Board.

Peter S. Hellman, Age 65	Director since 2007

Mr. Hellman retired in 2008 after a long career with large, multinational companies in both financial and operating executive positions. Mr. Hellman has over 40 years of financial analysis experience and has been involved with investor relations for over 35 years. He was an executive with Nordson Corporation from 2000 to 2008, where he served as President and Chief Financial and Administrative Officer from 2004 to 2008 and Executive Vice President and Chief Financial and Administrative Officer from 2000 to 2004. Mr. Hellman also served as a director of Nordson from 2001 to 2008. Nordson is a global leader in providing capital equipment to the packaging industry. Prior thereto, Mr. Hellman was with TRW Inc. for 10 years and held various positions, the most recent of which was President and Chief Operating Officer. During his tenure as a financial executive, Mr. Hellman obtained significant reporting expertise and substantial experience in corporate transactions. Mr. Hellman also has extensive experience as a director of both public and private companies, and has been serving on public company boards for over 16 years. He is currently a director of Baxter International, Inc. (since 2005) and The Goodyear Tire and Rubber Company (since 2010). Mr. Hellman also serves on the board of the Holden Arboretum, LifeBanc and in 2014 became a board member for Cleveland Botanical Garden, a private company. Through his significant board and management experience, Mr. Hellman has obtained extensive training in executive compensation matters and corporate governance practices. Mr. Hellman received a bachelor of arts degree from Hobart College and a master of business administration in finance from Case Western Reserve University. Mr. Hellman's long career and financial and operating experience, business leadership skills, extensive board experience and knowledge of executive compensation and corporate governance matters qualify him to serve on the Company's Board.

Anastasia D. Kelly, Age 65	Director since 2002

Ms. Kelly is Co-Managing Partner (Americas) in the law firm of DLA Piper (Partner since 2010 and Co-Managing Partner since 2013). From 2006 to 2010, she was the Vice Chairman—Legal, Human Resources, Corporate Communication and Corporate Affairs of American International Group, Inc. ("AIG"), and through that senior management position she obtained experience handling corporate issues across the enterprise. Prior to joining AIG, Ms. Kelly was an executive and general counsel of several large, publicly traded companies, including MCI, where she was the Executive Vice President and General Counsel from 2003 to 2006, Sears, Roebuck and Co., where she was the Senior Vice President and General Counsel from 1999 to 2003, and Fannie Mae, where she was the Senior Vice President from 1996 to 1999 and General Counsel and Secretary from 1995 to 1999. Ms. Kelly was a director of Saxon Capital from 2004 to 2008, is currently a director of Huntington Ingalls Industries, Inc. (since 2011) and sits on the board of numerous philanthropic organizations. Ms. Kelly received a bachelor of arts, cum laude, from Trinity University DC and a juris doctorate, magna cum laude, from George Washington Law School. Ms. Kelly's broad legal expertise and knowledge, extensive understanding of regulatory, compliance and securities issues involving public companies and financial institutions, significant experience in corporate governance issues and substantial business management skills qualify her to serve on the Company's Board.

John J. McMackin, Jr., Age 63	Director since 1994

Mr. McMackin is a principal of Williams & Jensen, PLLC, one of the nation's leading, independently owned government affairs law firms. During his long legal career spanning over 30 years, Mr. McMackin has had varied experience in many areas of corporate law, financial regulation, complex litigation and other areas of law and regulation. He has been a director of the Judicial Evaluation Institute since 1990. Mr. McMackin received a bachelor of arts degree, summa cum laude, from the University of Notre Dame and juris doctorate from Yale Law School and he is a member of the District of Columbia Bar. Mr. McMackin's legal expertise, knowledge of government and regulation and long experience with the Company qualify him to serve on the Company's Board.

Alan J. Murray, Age 61

Mr. Murray retired as an executive in 2008 after serving as Managing Board Member for North America for Heidelberg Cement AG, a German multinational building materials company. Mr. Murray took on this role after Heidelberg's 2007 acquisition of Hanson PLC, where Mr. Murray served as Chief Executive Officer. Previously, Mr. Murray served as Chief Executive Officer of Hanson Building Materials America, where he handled a business that was 50% of Hanson's overall operations. While at Hanson, Mr. Murray also served as Finance Director (1997-1998), Assistant Finance Director (1995-1997), Division Finance Director (1993-1995), and Divisional Financial Controller (1988-1993). Between 1978 and 1988, he held various financial roles at Chloride Group PLC and Burton Group PLC. Mr. Murray is a qualified Chartered Management Accountant and has a Bachelor's Degree in Economics and Marketing from Lancaster University in the United Kingdom. Mr. Murray currently serves on the public boards of Heidelberg Cement AG (since 2010) and Wolseley PLC (since 2013). Mr. Murray's extensive business leadership skills, executive and board experience, global business and financial reporting expertise qualify him to serve on the Company's Board.

Hari N. Nair, Age 55	Director since 2013

Mr. Nair served as the Chief Operating Officer ("COO") of Tenneco Inc., a Fortune 500 company with revenues of $8.0 billion, from 2010 until his retirement in early 2015. Mr. Nair also served as a member of the Tenneco Board of Directors from 2009 until his retirement. Prior to his assignment as COO, Mr. Nair served as President, International Group, where he was responsible for managing Tenneco's business operations and capitalizing on growth opportunities in Europe, South America and Asia-Pacific. Beginning in 1987, Mr. Nair assumed positions at Tenneco of increasing responsibility across various functions of strategic planning, business development, quality and operations. Before joining Tenneco, Mr. Nair was a senior financial analyst at General Motors Corporation and a plant manager for American Water Company. Mr. Nair received a bachelor of science in engineering from Bradley University, a master of business administration from the University of Notre Dame and completed the Advanced Management Program at Harvard Business School. Mr. Nair's extensive manufacturing experience leading large business operations, global business experience, strategic planning, executive leadership skills and financial reporting expertise qualify him to serve on the Company's Board.

Hugh H. Roberts, Age 63	Director since 2007

Mr. Roberts retired in 2007 after working over 30 years with Kraft Foods, Inc. where he obtained profit and loss management and analysis experience and global experience in sales, marketing and strategic planning. He was the President of Kraft Foods International Commercial from 2004 to 2007, President, Kraft Foods International Asia Pacific from 2001 to 2003 and, prior thereto, President, KFI Central & Eastern Europe Middle East & Africa Region from 1996 to 2001. While with Kraft, Mr. Roberts completed numerous training programs for executives and obtained substantial training in marketing, strategic analysis, corporate governance and executive compensation. Mr. Roberts received a bachelor of arts, magna cum laude, from Harvard College and a master of business administration from Harvard Business School. Mr. Robert's extensive business leadership skills, his management experience overseas in emerging markets and his substantial education and experience in management and corporate governance issues qualify him to serve on the Company's Board.

Albert P. L. Stroucken, Age 67	Director since 2005

Mr. Stroucken has been the President, Chairman of the Board and Chief Executive Officer of Owens-Illinois since December 2006, having become a member of the Board in August 2005. Prior to joining Owens-Illinois, Mr. Stroucken was with H.B. Fuller Company, a $1.5 billion manufacturer of adhesives, sealants, coatings, paints and other specialty chemical products. He was the President and Chief Executive Officer of H.B. Fuller from 1998 to 2006, and Chairman of the Board from 1999 to 2006. Prior to his work at H.B. Fuller, Mr. Stroucken worked for Bayer Corporation as General Manager, Inorganics Division of Bayer AG from 1997 to 1998 and Executive Vice President and President of the Industrial Chemicals Division of Bayer Corporation from 1992 to 1997. Mr. Stroucken has held directorships at publicly traded companies for over 10 years and is currently a director of Baxter International, Inc. (since 2004). Through his extensive board and management service, Mr. Stroucken has obtained substantial business and financial expertise leading and operating large, complex corporations. Mr. Stroucken's long experience in manufacturing, his executive and board experience, his executive compensation and corporate governance training, and his leadership of Owens-Illinois over the past eight years qualify him to serve on the Company's Board.

Carol A. Williams, Age 57	Director since 2014

Ms. Williams retired in early 2015 after serving as a special advisor to the Chief Executive Officer at Dow Chemical Company, a diversified chemical company. Prior to her special advisor role, she served as Dow's Executive Vice President of Manufacturing and Engineering, Supply Chain and Environmental, Health & Safety Operations. During Ms. Williams' 34 year history at Dow, she assumed increasingly more significant management positions in R&D before becoming operations leader and then Vice President for the North American chlor-alkali assets business. She was named Senior Vice President of Basic Chemicals in 2009 and President of Chemicals & Energy in 2010. Ms. Williams has been a board member for three years at Atlanta based Zep, Inc., a leading producer of maintenance and cleaning chemical solutions. She received a bachelor's degree in chemical engineering from Carnegie Mellon University in Pittsburgh, PA. In 2009, she was selected as an Alumnae of the year at Carnegie Mellon University. Ms. Williams received the 2010/2011 Woman of the Year Award from the National Association of Professional Women and in 2014, received the Junior Achievement Laureate award of Mid Michigan. Ms. Williams' extensive management expertise from manufacturing to purchasing to supply chain as well as her substantial experience in research and development qualify her to serve on the Company's Board.

Dennis K. Williams, Age 69	Director since 2005

Mr. Williams retired in 2006 after long and extensive service as an executive. Before retiring, Mr. Williams was with IDEX Corporation, a publicly traded corporation that manufactures and markets proprietary engineered industrial products. He was Chairman of the Board at IDEX from 2000 to 2006 and President and Chief Executive Officer from 2000 to 2005. Prior to joining IDEX, Mr. Williams had over ten years of executive experience with GE and its subsidiaries. During his time with GE, Mr. Williams held multiple executive leadership positions with subsidiaries in Italy, Canada and the United States. His last position with GE was as the President and Chief Executive Officer of GE Power Systems Industrial Products from 1998 to 2000, and in that role Mr. Williams was responsible for a $4 billion global manufacturing and service business based in Florence, Italy. In addition, Mr. Williams has held directorships at publicly traded companies for over nine years and has been a director of AMETEK, Inc. (since 2006) and Actuant Corporation (since 2006). From 2001 to 2007, Mr. Williams was also a director of the Washington Group International, where he obtained valuable knowledge regarding restructuring and capital markets transactions by helping to guide Washington's emergence from bankruptcy and subsequent sale. Through his board membership and various executive positions, Mr. Williams has acquired substantial training in corporate governance and developed valuable financial reporting expertise. Mr. Williams received a bachelor of science in aeronautical engineering from the Georgia Institute of Technology and attended the Program for Management Development at Harvard Business School. Mr. Williams' extensive experience in leading businesses in international markets, executive leadership skills, significant public company board experience, financial reporting expertise and corporate governance training qualify him to serve on the Company's Board.

Thomas L. Young, Age 71	Director since 1998

Mr. Young is currently the President of Titus Holdings Ltd., a private investment company that he joined in 2005. Prior to 2005, Mr. Young held various executive positions at Owens-Illinois, including Executive Vice President and Chief Financial Officer (2003-2004), Co-Chief Executive Officer (2004) and Executive Vice President, Administration and General Counsel (1998-2004). Mr. Young has obtained significant financial reporting expertise through his experience in corporate finance. Mr. Young also has extensive experience as a director on the boards of both private and public companies. Currently, Mr. Young is a director of Franklin Electric Co., Inc. (since 2005), HCR ManorCare Inc. (since 2008), SealPak Innovations, Inc. (since 2005) and The Windmill Trust and its affiliate Robeco General Partners Fund III Program LLC (since 2009). Previously, he has been a director of ManorCare, Inc. (1991-2007), Coherix, Inc. (2005-2008) and InvestLinc Group, LLC (2006-2007). Mr. Young has substantial training in corporate governance through his board memberships and received a Certificate of Director Education from the National Association of Corporate Directors. In addition, he has completed the Advanced Management Program at Harvard Business School and the Public Company Director Education and Certification Program at UCLA Anderson School of Management. Mr. Young received a bachelor of arts degree from St. John's College and a juris doctorate with honors from Notre Dame Law School. He is also a member of the Ohio Bar. Mr. Young's business leadership skills, financial reporting expertise, executive and director experience, knowledge of corporate and securities laws and his extensive training, background and experience in board and corporate governance matters qualify him to serve on the Company's Board.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES IDENTIFIED ABOVE.

 GOVERNANCE INFORMATION

Board Leadership Structure

        The Company has no fixed policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined. Currently, these roles are combined with Mr. Stroucken serving as both the Chairman of the Board and the Chief Executive Officer. Mr. Stroucken possesses the detailed knowledge of the issues, opportunities and challenges facing the Company that makes him the Board's choice to be the Chief Executive Officer and to lead the day-to-day operation of the Company. The Board also believes that Mr. Stroucken is best positioned to be Chairman of the Board and to ensure that the Board's time and attention are focused on the most critical matters and to assist the Board in its role to oversee the execution of the Company's strategic plan.

        The Company's Corporate Governance Guidelines (the "Guidelines") provide that an independent member of the Board serve as Lead Director. Pursuant to the Guidelines, the Lead Director:

  •
  acts as a key liaison with the Chief Executive Officer (the "CEO");

  •
  assists the Chairman of the Board and Secretary in setting the Board agenda, and determining what materials will be provided to directors in advance of Board meetings;

  •
  reviews the Board agenda to ensure the agenda items receive adequate time for discussion and deliberation;

  •
  directs management to distribute to directors materials that contribute to the Board's understanding of the Company's business or its oversight responsibilities;

  •
  determines when the Board should meet in executive session without management present; and

  •
  chairs executive sessions of the Board without management present, and communicates Board member feedback to the CEO.

        The Chair of the Audit Committee, Mr. Peter S. Hellman, was elected Lead Director on May 15, 2014 after serving as Interim Lead Director since August 2, 2013.

        The Company has disclosed that Mr. Stroucken's succession candidate is the current Chief Operating Officer, Mr. Andres Lopez, who assumed this position on February 1, 2015, after serving as the President of O-I America's since August, 2014, and the Regional President of South America since April, 2009. The Company has also disclosed that it expects to transition to a non-executive Chairman of the Board in the first half of 2016.

        The Company's non-management directors meet in regularly scheduled executive sessions, both with the CEO and also without any members of management present. The purpose of these executive sessions is to promote open and candid discussion between the Board and the CEO and separately among the non-management directors of the Board. The Board believes this approach effectively complements the Company's Board leadership structure. The non-management directors met eight times in executive session in 2014 without management present, and the independent directors met once in executive session in 2014. As provided by the Guidelines, either the Lead Director or his designee presides at these executive sessions.

Risk Oversight

        The Board recognizes that an important part of its responsibilities is to evaluate the Company's exposure to risk and to monitor the steps management has taken to assess and control risk. The Board primarily oversees risks through committees of the Board, particularly through the Risk Oversight Committee and the Audit Committee, as discussed in the descriptions of the committees below. The committees report to the Board and matters of particular importance or concern, including any significant areas of risk faced by the Company, are discussed by the entire Board. In addition, the Board meets with the Company's regional presidents on a rotating basis to review risk exposure with respect to the Company's strategic plans and objectives in order to improve long-term organizational performance.

Board Responsibilities

        The Board has the ultimate authority for overseeing the management of the Company's business. The Board also identifies and evaluates candidates for, and ultimately appoints the Company's officers, delegates responsibilities for the conduct of the Company's operations to those officers, and monitors their and the Company's performance. Certain important functions of the Board are performed by committees comprised of members of the Board, as provided below.

Board Independence

        The vast majority of the members of the Board are "independent" in accordance with the New York Stock Exchange listing standards. The Board has affirmatively determined that each of the following directors is an independent director of the Company under the listing standards of the New York Stock Exchange: Gary F. Colter, Jay L. Geldmacher, Peter S. Hellman, Anastasia D. Kelly, Hari N. Nair, Hugh H. Roberts, Helge H. Wehmeier, Carol A. Williams, Dennis K. Williams and Thomas L. Young. The Board has also affirmatively determined that the director nominees, Messrs. Hardie and Murray, are independent. In making this determination, the Board has determined that none of these directors or nominees has any material relationships with the Company other than their roles as directors.

Board Member Stock Ownership

        The Board has established stock ownership guidelines for its members. Each member of the Board is required to own shares of the Company's Common Stock having a value equal to five times the director's annual cash retainer. New directors have four years from the date of joining the Board to attain the required stock ownership. Until the stock ownership guidelines are met, directors are required to retain 100% of the "net profit shares" acquired from grants of restricted stock or exercises of stock options. Net profit shares are those shares remaining after payment of tax obligations.

Board Size

        The Board currently consists of 12 members. Under the Company's Third Restated Certificate of Incorporation, the maximum size of the Board is 12 members.

Board Meeting Attendance

        In 2014, the full Board met nine times. Each member of the Board attended more than 75% or more of the aggregate number of meetings of the Board and of committees of the Board of which such director was a member. Attendance at Board and committee meetings during 2014 averaged over 96% for directors as a group.

        The Company does not have a policy with regard to Board members' attendance at Annual Meetings, although members of the Board are encouraged to attend. Eleven of the twelve members of the then current Board attended the 2014 Annual Meeting.

Corporate Governance Guidelines

        A copy of the Company's Corporate Governance Guidelines is available on the "Investors" section of the Company's website (www.o-i.com). A copy is also available in print to share owners upon request, addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The address of the Company's website provided above or elsewhere in the Proxy Statement is not intended to function as a hyperlink, and the contents of the Company's website are neither a part of this Proxy Statement nor incorporated by reference.

Board Nominees

        The Nominating/Corporate Governance Committee (the "Committee") is responsible for identifying individuals qualified to become members of the Board and recommending that the Board select the candidates for all directorships to be filled by the Board or by the share owners. The Committee is governed in this regard by its Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the "Policies and Procedures"), copies of which are available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Pursuant to the Policies and Procedures, candidates for the Board must demonstrate strong leadership in their particular field, and have broad business experience and the ability to exercise sound business judgment. In addition, candidates must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the share owners. Candidates must also be willing to devote sufficient time to carry out their duties and responsibilities effectively, and be committed to serve on the Board for an extended period of time.

        The Policies and Procedures require the Committee to consider the contributions that a candidate can be expected to make to the collective functioning of the Board based on the totality of the candidate's background, skills, experience and expertise and the composition of the Board at the time. The Policies and Procedures also state the Committee's belief that diversity is an important attribute of a well-functioning Board and the Policies and Procedures, the Guidelines and the Committee's Charter each require the Committee to take into consideration the benefits of having Board members who reflect a diversity of age, gender, ethnicity and country of citizenship.

        The Committee will consider potential candidates for director who have been recommended by the Company's directors, the CEO, other members of senior management and share owners. Outside consultants may also be employed to help identify potential candidates. Pursuant to its Policies and Procedures, the Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and considers questions of independence and possible conflicts of interest. Members of the Committee discuss and evaluate possible candidates in detail, and determine which individuals to consider in more depth. Once a candidate is identified whom the Committee wants to move toward nomination, one or more members of the Committee will enter into discussions with the candidate. The procedures for the nomination of director candidates by share owners are described under the heading "2016 Annual Meeting of Share Owners."

        The performance of incumbent members of the Board is evaluated annually by the Committee. Incumbent directors who continue to satisfy the Committee's criteria for Board membership and whom the Committee believes continue to make important contributions to the Board generally will be renominated by the Board at the end of their term. For reasons noted above, Messrs. Wehmeier and Geldmacher have not been nominated for re-election. In addition, Messrs. Hardie and Murray have been nominated to stand for election at the Annual Meeting, having met the personal and professional characteristics identified in the Policies and Procedures.

Code of Business Conduct and Ethics

        The Company has a Global Code of Business Conduct and Ethics (the "Code") that is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer and Chief Financial Officer. The Code is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Communicating With the Board

        Share owners and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-management directors as a group), the Lead Director, any Board committee or any chair of any such committee. To communicate with the Board, the Lead Director, any individual directors or any group or committee of directors, correspondence should be addressed to the "Board of Directors" or any such individual directors or group or committee of directors by either name or title. All such correspondence should be addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. All communications so received will be opened by the Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressees. In the case of communications to the Board or any group or committee of directors, the Secretary will distribute the contents to each director who is a member of the group or committee to which the contents are addressed.

BOARD AND COMMITTEE MEMBERSHIP

        There are four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Risk Oversight Committee. Subject to applicable provisions of the Company's By-Laws and Corporate Governance Guidelines, the Board appoints the members of each committee and rotates members periodically consistent with the experience and expertise of individual directors.

Current Committee Membership

        Directors currently serving on committees of the Board and the number of meetings held in 2014 by the committees are identified below.

Name	Audit	Compensation	Nominating/ Corporate Governance	Risk Oversight
Independent Directors:
Gary F. Colter		X	Chair
Jay L. Geldmacher	X		X
Peter S. Hellman(1)	Chair	X
Anastasia D. Kelly			X	Chair
Hari N. Nair	X	X
Hugh H. Roberts		Chair
Helge H. Wehmeier			X	X
Carol A. Williams(2)		X		X
Dennis K. Williams	X	X
Thomas L. Young	X			X
Non-Independent Director:
John J. McMackin, Jr.				X
Management Director:
Albert P. L. Stroucken				X
Number of meetings in 2014	10	6	5	5

(1)
Mr. Hellman began serving as the Lead Director on May 15, 2014, after serving as Interim Lead Director since August 2, 2013.

(2)
On February 20, 2014, Ms. Williams began serving as a director of the Company. On May 22, 2014, Ms. Williams was appointed to serve on the Compensation and Risk Oversight Committees.

Audit Committee

        The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee represents and assists the Board with the oversight of: (a) the integrity of the Company's financial statements and internal controls; (b) the Company's compliance with legal and regulatory requirements; (c) the independent registered public accounting firm's qualifications and independence; and (d) the performance of the Company's internal audit function and of the independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        All members of the Audit Committee meet the audit committee independence requirements of the New York Stock Exchange and also satisfy the independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act. The Board has determined that Mr. Hellman, the chair of the Audit Committee, and Mr. Young are each qualified as an "audit committee financial expert" within the meaning of Securities and Exchange Commission ("SEC") regulations and that all of the Audit Committee members meet the financial literacy requirements of the New York Stock Exchange. No member of the Audit Committee serves on the audit committee of more than three public companies.

Compensation Committee

        The Compensation Committee assists the Board with respect to compensation of the Company's directors, officers, and employees. In carrying out such responsibilities, the Compensation Committee administers the Amended and Restated 1997 Equity Participation Plan, the Second Amended and Restated 2005 Incentive Award Plan, the Amended and Restated 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc., the Company's annual bonus plans and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company.

        The Compensation Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Compensation Committee. A copy of the Compensation Committee Charter is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Each member of the Compensation Committee is an "independent director" under the New York Stock Exchange listing standards.

Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee assists the Board by (a) identifying and evaluating individuals qualified to become directors and recommending that the Board select the candidates for all directorships to be filled by share owners or the Board; (b) developing and recommending to the Board a set of corporate governance principles contained in the Company's Corporate Governance Guidelines and Global Code of Business Conduct and Ethics; (c) overseeing the evaluation of the Board and management of the Company; (d) taking a leadership role in shaping the corporate governance of the Company; (e) overseeing management succession planning and development; and (f) overseeing the Company's Ethics and Compliance function, in conjunction with other committees requested to address issues arising in this area.

        The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Nominating/Corporate Governance Committee. A copy of the Nominating/Corporate Governance Committee Charter is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Each member of the Nominating/Corporate Governance Committee is an "independent director" under the New York Stock Exchange listing standards.

        The Nominating/Corporate Governance Committee will accept recommendations from share owners for nominees for the Board. The procedures for submitting share owner recommendations are described under the heading "2016 Annual Meeting of Share Owners."

Risk Oversight Committee

        The Risk Oversight Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company's risk management processes. The Risk Oversight Committee: (a) provides oversight of management's policies and activities relating to the identification, evaluation, management and monitoring of the Company's critical enterprise risks, including the major strategic, operational, regulatory, compliance, reporting, reputational, governance and human resources and labor risks inherent in the business of the Company (the "Enterprise Risks"); (b) oversees compliance with legal and regulatory requirements with respect to the conduct of the Company's business; and (c) reports to the Board regarding the Enterprise Risks that have the potential to significantly impact the Company's ability to execute its strategic priorities and achieve its performance goals.

        The Risk Oversight Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Risk Oversight Committee. A copy of the Risk Oversight Committee Charter is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Under the terms of the Risk Oversight Committee Charter, the Risk Oversight Committee (a) reviews and submits for Board approval the Company's Risk Management Philosophy, Risk Management Policy and Statement of Risk Appetite, as developed by management; (b) reviews management's processes designed to identify, assess, manage, monitor and report the Company's significant Enterprise Risks; (c) reviews, monitors and discusses with management the Company's significant Enterprise Risks, including steps management is taking to assess and manage such risks; (d) reviews the Company's disclosure of Enterprise Risks in all filings with the SEC (including the Annual Report on Form 10-K); and (e) together with the Audit Committee, reviews, assesses and discusses with the general counsel, the Chief Financial Officer and the independent registered public accounting firm (i) any significant risks or exposures; (ii) the steps management has taken to minimize such risks or exposures; and (iii) the Company's underlying policies with respect to risk assessment and risk management.

 DIRECTOR COMPENSATION AND OTHER INFORMATION

Director Compensation

        In 2014, each non-management director of the Company received an annual retainer of $67,500, payable quarterly. Each non-management director also received $2,000 for each Board meeting in which such director participated. The Chair of the Audit Committee received an additional annual retainer of $20,000, the Chair of the Compensation Committee received an additional annual retainer of $15,000, and the chair of the Nominating/Corporate Governance and Risk Oversight Committees received an additional annual retainer of $10,000. The Lead Director received an annual retainer of $20,000 in addition to the annual retainer for his service as chair of a committee, and, on July 16, 2014, the Board approved the Compensation Committee's recommendation to increase the Lead Director's annual retainer from $20,000 to $30,000, effective immediately. Each non-management director who served as a member of a committee of the Board (including as chair) received $2,000 for each committee meeting in which such director participated.

        Each non-management director also receives on the date immediately following the date of the Annual Meeting of share owners, a grant of restricted stock units ("RSUs") under the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. with respect to a number of shares of Common Stock having a fair market value on the date of grant equal to $92,500, rounded up or down to nearest whole share of Common Stock. RSUs will be 100% vested on the first anniversary of date of grant ("Normal Vesting Date"), or earlier upon a director's termination of membership by reason of the director's death, disability or retirement. In addition, upon a director's termination of membership for any reason other than death, disability, retirement or for cause, RSUs will vest pro rata on a daily basis based on number of days of service in the 12-month period from date of grant to normal vesting date. Any unvested RSUs are forfeited at termination of membership on the Board. Upon a director's termination of membership for cause all RSUs are immediately forfeited. Vested RSUs will be paid in shares of Common Stock, on a one for one basis, within 30 days after normal vesting date, or if earlier, within 30 days after termination of membership which constitutes a separation from service under Section 409A of the Internal Revenue Code. Each director is reimbursed for expenses associated with meetings of the Board or its committees.

        In the event a new non-management director joins the Board on any date other than the date of the Annual Meeting of share owners, in addition to the RSU grant described in the previous paragraph, such new non-management director will also receive on the date immediately following the first Annual Meeting of share owners during such director's tenure on the Board an additional grant of RSUs with respect to a number of shares of Common Stock having a fair market value on the date of such grant equal to a pro rata allocation of the dollar amount of the prior year's RSU grant based on the number of days of service in the 12-month period from the commencement of such director's service on the Board to the date of such grant, rounded up or down to the nearest whole share of Common Stock.

        As discussed below under Proposal 4, in 2014 each of the directors (other than Mr. Nair and Ms. Williams) received 2,821 RSUs, and Mr. Nair and Ms. Williams receive 4,824 and 3,410 RSUs respectively for their service as directors. These grants are subject to approval by share owners. If the share owners do not approve such grants, each director (other than Mr. Nair and Ms. Williams) will receive cash equal to $92,500 and Mr. Nair and Ms. Williams will receive cash equal to $158,179 and $111,814 respectively as compensation for 2014.

        The Deferred Compensation Plan for Directors of Owens-Illinois, Inc. provides an opportunity for non-management directors to defer payment of their directors' fees. Under the plan, a non-management director may defer receipt of all or any portion of the cash portion of the compensation described above. Deferrals may be credited into a cash account or into a Company stock unit account. Funds held in a cash account accrue interest at a rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies, plus one percent. Distributions from the plan are made in cash.

        The total compensation earned by non-management directors in 2014 is reflected in the following table:

DIRECTOR COMPENSATION IN 2014

Name	Fees Earned ($)(1)	Stock Awards ($)(2)	Total ($)
Gary F. Colter	$117,500	$92,500	$210,000
Jay L. Geldmacher	109,500	92,500	202,000
Peter S. Hellman	162,092	92,500	254,592
Anastasia D. Kelly	115,500	92,500	208,000
John J. McMackin, Jr.	95,500	92,500	188,000
Hari N. Nair(3)	113,500	158,179	271,679
Hugh H. Roberts	112,500	92,500	205,000
Helge H. Wehmeier	95,500	92,500	188,000
Carol A. Williams(4)	85,938	111,814	197,752
Dennis K. Williams	117,500	92,500	210,000
Thomas L. Young	115,500	92,500	208,000

(1)
The cash amounts earned by each director are made up of the following amounts:

Name	Annual Retainer	Annual Committee Chair Retainer		Board Meeting Fees	Committee Meeting Fees	Total
Gary F. Colter	$67,500	$10,000		$18,000	$22,000	$117,500
Jay L. Geldmacher	67,500	0		16,000	26,000	109,500
Peter S. Hellman	67,500	44,592	(5)	18,000	32,000	162,092
Anastasia D. Kelly	67,500	10,000		18,000	20,000	115,500
John J. McMackin, Jr.	67,500	0		18,000	10,000	95,500
Hari N. Nair	67,500	0		18,000	28,000	113,500
Hugh H. Roberts	67,500	15,000		18,000	12,000	112,500
Helge H. Wehmeier	67,500	0		16,000	12,000	95,500
Carol A. Williams(4)	57,938	0		14,000	14,000	85,938
Dennis K. Williams	67,500	0		18,000	32,000	117,500
Thomas L. Young	67,500	0		18,000	30,000	115,500
(2)
Amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standard Board ("FASB") ASC 718. Each non-management director held 2,821 unvested restricted stock units as of December 31, 2014.

(3)
Mr. Nair became a Director on August 1, 2013 and because he joined prior to the 2014 Annual Meeting of Share Owners, he received an additional pro-rated equity award of 2,003 shares.

(4)
Ms. Williams became a Director on February 20, 2014 and because she joined prior to the 2014 Annual Meeting of Share Owners, she received an additional pro-rated equity award of 589 shares. However, she also received a lower annual retainer because she joined the Board after the beginning of 2014.

(5)
Due to the approved increase in Lead Director fees on July 16, 2014, Mr. Hellman received an additional $4,592 for his service during the remainder of 2014.

Related Person Transactions

        The Company reviews relationships and transactions in which the Company and its directors and executive officers, or their immediate family members, are participants. The Board has delegated initial review of such transactions to the Nominating/Corporate Governance Committee (the "Committee"). The Company's Corporate Governance Guidelines provide that the Committee will review and, if appropriate, recommend to the full Board the approval or ratification of related party transactions. Pursuant to the Guidelines, the Committee takes into account the following factors: the related person's connection to the Company and interest in the transaction, the approximate dollar value of the transaction, the importance of the transaction to the Company, whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company, and any other appropriate information.

        During 2014, the law firm of Williams & Jensen, PLLC, of which director McMackin is a principal, billed the Company approximately $403,000 for legal services in connection with various matters. Williams & Jensen, PLLC is an independently owned, Washington, D.C. law firm with particular expertise in the area of government affairs. Upon the review and recommendation of the Committee, the Board reviewed and approved the Company's 2014 engagement of Williams & Jensen, PLLC at the billing levels indicated above.

Compensation Committee Interlocks and Insider Participation

        During 2014, the following directors served on the Compensation Committee of the Board: Gary F. Colter, Peter S. Hellman, Hari N. Nair, Hugh H. Roberts (Chair), Carol A. Williams and Dennis K. Williams. No member of the Compensation Committee has any relationship with the Company requiring disclosure under Item 404 or Item 407(e)(4)(iii) of SEC Regulation S-K. In addition, no executive officer of the Company served on any board of directors or compensation committee of any other board for which any of the Company's directors served as an executive officer at any time during 2014.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        During 2014, the Compensation Committee of the Board (the "Committee") continued to emphasize the Company's commitment to aligning pay with performance and creating share owner value, while mitigating the Company's level of risk exposure. The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives, while motivating them to create value for the share owners. The result of this philosophy is that the Company's pay for performance model is highly aligned with share owners' interests.

Business Strategy

        As the world's leading glass container producer, the Company benefits from its global manufacturing presence and world-class expertise. The Company is well positioned to gain from consumers' preference for glass around the world and its customers' desire for sustainable and safe packaging solutions. Refillable glass containers, the norm in many emerging and some mature economies, provide the Company's customers with the most economical packaging solution. While the Company is affected by broader macroeconomic trends, including currency and interest rate shifts, management is squarely focused on select key value drivers and delivering steady—and improving—financial performance. The Company bases its incentive programs on financial metrics the executive team can influence. This design drives motivation and retention despite competitive cost headwinds and other external challenges that may be out of the executive team's control.

        In 2014, the Company made significant progress on its strategic agenda. For instance, the European Asset Optimization program, in its second full year, is delivering both cost savings and improved asset efficiency. Under the program, Europe has taken out 10 percent of its furnaces, with no substantive reduction in capacity. The Company's investment in innovation capabilities is demonstrating results. In 2014, the Company helped several multi-national beer customers launch successful campaigns in colored glass packaging, and the Company's award-winning screw cork bottle Helix™ has reached the shelves for end consumers to purchase. Commercialization of innovation is expected to increase in the coming years, in part due to the opening of the Company's Innovation Center at its world headquarters in Perrysburg. Through deliberate, cross-functional collaboration, the Company has reduced the time between bottle design and delivery of a sample bottle to the customer.

Highlights of 2014 Performance

  •
  The Company generated the second highest Free Cash Flow1 ("FCF") in company history, at $329 million. The strong U.S. dollar led to a $40 million headwind to FCF in 2014 when compared to 2013, negatively impacting the Company's financial results. On a constant currency basis, FCF would have been approximately $370 million.

  •
  The Company continued its disciplined allocation of FCF, with a significant share devoted to improving the financial flexibility of the Company via deleveraging, while also pursuing anti-dilutive share repurchases.

  •
  The following graphs show progress made toward increasing FCF and improving the Company's leverage ratio2 in recent years:

Free Cash FIow	Leverage Ratio

  •
  The Company reported net sales of $6.8 billion. While this was modestly lower than prior year primarily due to currency headwinds, sales in Europe, North America and South America exceeded prior year excluding the impact of foreign currency.

1
Free cash flow is defined as cash provided by continuing operating activities less additions to property, plant and equipment (both as determined in accordance with GAAP). See Appendix A for reconciliation of free cash flow to cash provided by continuing operating activities.

2
Leverage ratio is defined as total debt, less cash, divided by adjusted EBITDA. See Appendix A for adjusted EBITDA reconciliations.

  •
  EBIT margin3 at the Company level was essentially in line with prior year, but below target due to EBIT dollars being below target. Buoyed by higher sales and production volumes, Europe and South America significantly expanded their segment operating profit margins.

  •
  Return on Invested Capital4 in 2014 increased more than 200 basis points compared with prior year, primarily due to a lower capital base, and was well above the Company's weighted average cost of capital.

Return on Invested Capital

  •
  Adjusted net earnings per share5 of $2.63 was modestly higher than the average of the previous four years.

  •
  The Company expanded its exposure to the fast growing U.S. beer import market through an agreement with Constellation Brands, Inc. ("CBI") to supply glass containers to CBI's brewery in Mexico that exports the popular Corona, Modelo and Pacifico brands to the United States.

Pay for Performance

        During 2014, the Committee continued to emphasize the Company's commitment to aligning pay with performance and creating share owner value. This was accomplished by focusing incentive plan metrics on

3
EBIT margin is defined as EBIT, which is consolidated earnings from continuing operations before net interest expense and provision for income taxes, excluding charges for asbestos-related costs, restructuring, asset impairment and other items that management considers not representative of ongoing operations, divided by net sales.

4
Return on invested capital is defined as EBIT multiplied by one minus the Company's tax rate (exclusive of items management considers not representative of ongoing operations), divided by total debt and total share owners' equity.

5
Adjusted net earnings per share is defined as earnings from continuing operations attributable to the Company (diluted) exclusive of items management considers not representative of ongoing operations. See Appendix A for reconciliation of adjusted net earnings to earnings from continuing operations attributable to the Company.

those operating goals which align best with share owner value and over which management has the greatest influence. These commitments were demonstrated by the following balanced decisions:

  •
  Paying 97.5% of the 2014 annual incentive target for Total O-I performance as the Company generated FCF above the maximum performance level and achieved just above the threshold level for net sales and EBIT margin;

  •
  Deciding, in consultation with the Company's President, Chairman of the Board and Chief Executive Officer ("CEO"), to reduce his annual incentive payout funded by financial results by the full 20% individual discretionary portion in order to ensure alignment with share owners' interests and to recognize economic conditions and stock price performance. This yielded a reduced annual incentive payout at 78% of Target (see page 34). This is in contrast with a 2013 payout of 124%;

  •
  Awarding 2012-2014 performance share units at 100% of the target, as the Company achieved above the maximum level for return on invested capital for the three-year period, but did not meet the threshold level for adjusted earnings per share;

  •
  Reinforcing the performance orientation of the Company's incentive compensation programs by maintaining its practice of granting 50% of the long-term incentive opportunity in the form of performance share units; and

  •
  Emphasizing long-term equity-based incentives and requiring a substantial ongoing equity ownership position for executives to align their interests with those of the Company's share owners. In 2014, 66% of the CEO's target total direct pay opportunity was attributable to long-term equity-based incentives, 20% was attributable to annual cash incentives, and 14% was attributable to base salary. In addition, although the CEO must accumulate and hold shares with a value equal to at least five times his base salary, during the 2014 review, he held shares valued at over 30 times his base salary, clearly demonstrating his alignment with the interests of the Company's share owners.

        The Committee believes this structure and these outcomes reflect the strong alignment of the Company's executive pay program and share owners' interests.

Mitigation of Risk Exposure and Strategic Organizational and Compensation Changes for 2015

        The Committee conducts an annual pay/risk assessment and also took the following actions to further mitigate the Company's level of risk exposure with its compensation practices and processes:

  •
  Supported the Board-led, multi-year CEO succession and transition plan by developing a compensation package for the newly appointed Chief Operating Officer ("COO");

  •
  Modified equity award agreements to eliminate "single-trigger" accelerated vesting upon a change in control, to require a "double-trigger" or both a change in control and an involuntary termination in order for the equity awards to vest under the Company's broad-based equity plan. This change was effective for awards granted in 2015 and going forward and was made to align with best practices and the long-term interests of the Company's share owners; and

  •
  Implemented a compensation recovery (clawback) policy, effective January 2014, to allow the Company to recoup cash and equity incentive compensation that were earned based on inaccurate financial performance resulting in a restatement of results, regardless of fault.

Compensation Principles

        The Committee approves executive compensation programs that are designed to align executive pay with share owner interests and the annual and longer-term performance of the Company. The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. Key elements of this pay strategy include:

  •
  Targeting total direct compensation for the Named Executive Officers ("NEO") at market median pay levels, while also considering internal equity, and regularly evaluating pay versus market practices using comparator company and survey comparisons;

  •
  Ensuring that a majority of target compensation for each NEO is in the form of annual and long-term incentives;

  •
  Analyzing annually the relationship between executive pay and Company performance to ensure alignment; and

  •
  Completing regular risk assessments, taking into consideration the Company's business model, incentive plan design (including mix of incentive vehicles, balance of performance measures, target setting methodology, caps on payouts, etc.) and policies designed to reduce risk (such as stock ownership guidelines, clawback policy, and anti-hedging policy), among other considerations, to evaluate if the Company's compensation program promotes excessive risk taking.

Say on Pay Vote

        In their 2014 "Say on Pay" vote, the Company's share owners approved its executive compensation program with a 96% approval rating. The Committee believes that the results of this vote affirmed share owner support of the Company's executive compensation philosophy, policies, and practices and therefore the Company did not make significant changes to its approach in 2014. The Committee continues to believe that, overall, the Company's compensation programs are well aligned with both share owner interests and the competitive market, and are designed to reward overall Company and individual performance. Nonetheless, the Committee and management regularly reviews compensation programs to ensure such alignment continues and make changes as appropriate or necessary.

        As the Company believes that an annual "Say on Pay" vote encourages beneficial dialogue on compensation and provides the most consistent and clear communication channel for share owner concerns about executive compensation. The Company will again hold an annual advisory vote in 2015 to approve executive compensation. The Committee will continue to consider the results from this year's and future advisory votes on executive compensation.

Compensation and Governance Practices

        The Company's executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of the business. Below is a summary of compensation practices the Company has adopted to drive performance and to align with share owner interests, followed by a list of practices the Company does not subscribe to because the Company does not believe they would serve their share owners' long-term interests.

What the Company Does/Has	What the Company Does Not Do/Have
• Pay for Performance	• Excessive Perquisites or Tax Gross-ups for Perquisites: See "Other Benefits" for details.
• Compensation Recovery (Clawback) Policy	• Excise Tax Gross-Ups upon Change in Control
• Stock Ownership and Retention Guidelines	• Current Payment of Dividend Equivalents on Unvested Long-Term Incentives
• Anti-Hedging Policy, as well as a Pre-Clearance Policy regarding equity transactions (including pledging)	• Repricing of Underwater Stock Options
• Mitigation of Risk in Compensation Programs	• Single Trigger Change in Control Severance Payments (effective for awards granted in 2015 and going forward)
• Annual Risk Assessment of Compensation Programs	• Back-Dating of Stock Options
• Annual Review of Independence of Committee's Advisors	• Excessive Risk Taking
• Annual "Say on Pay" Vote
• Double Trigger (or both a change in control and an involuntary termination) requirement for equity awards to vest (effective for awards granted in 2015 and going forward)
• Independent Compensation Committee
• Balanced Compensation Structure: fixed vs. variable; annual vs. long-term; cash vs. stock; service-based equity vs. performance-based awards; operating metrics vs. financial metrics and stock price
• Target Market Median Pay Levels and Consideration of Peer and Market Data in Setting Pay
• Aim to Maximize the Deductibility of Incentive Compensation
• Significant Stock Ownership Levels among NEOs
• Common Grant Date each Year to Minimize Perception of Market Timing
• Protective Noncompete, Nonsolicitation and Confidential Information Covenants Applicable to Long-Term Incentive Awards

        This Compensation Discussion and Analysis describes the material elements of the compensation of the Company's NEOs, the objectives and principles underlying executive compensation programs, the Company's recent compensation decisions, and the factors considered in making those decisions. The Company's NEOs for 2014 were:

Name	Position
Albert P. L. Stroucken	President, Chairman of the Board and Chief Executive Officer ("CEO")
Stephen P. Bramlage, Jr.	Senior Vice President and Chief Financial Officer ("CFO")
James W. Baehren	Senior Vice President and General Counsel
Erik C. M. Bouts	President, O-I Europe
Andres A. Lopez(1)	President, O-I Americas

(1)
Mr. Lopez, who had served as President of O-I South America since 2009, was named President of O-I Americas in August 2014, adding responsibility for O-I's North America operations. On December 18, 2014, the Company named Mr. Lopez, President of Glass Containers and Chief Operating Officer of O-I, effective February 1, 2015.

Assessment of Realizable Pay and Performance

        To assess the alignment of historical pay and Company performance the Committee annually compares the Company's performance and the NEOs' pay to pay and performance at the comparator companies.

        In assessing pay and performance, the Company's independent compensation advisors, Pay Governance, analyzed the Company's realizable pay and performance relative to comparator companies. Unlike the results reported in the Summary Compensation Table reported on page 50, realizable pay looks at the pay an executive earned or could have earned for a period based on the performance that drove those results. The Committee believes realizable pay is a better gauge for assessing pay and performance than the data found in the Summary Compensation Table, as the Summary Compensation Table definition of total pay includes a mix of some elements that are actual pay, such as salary and annual incentives, and other elements that are accounting estimates of future potential pay, such as performance shares, restricted stock and stock options. Further, annual fluctuations in the discount rate for pension calculations are not part of the pay decision by the Committee and may significantly distort the Summary Compensation Table measure of total pay.

        Realizable pay takes into account the actual rewards the Company's CEO and CFO earned from 2011 to 2013: base salaries received by the executive, annual bonuses earned, vesting date value (as opposed to grant date or accounting value used in the Summary Compensation Table) of time-based restricted awards granted during the period, exercise gains realized on options granted during the period and the value of any long-term performance awards made and earned in the three-year period. In addition, realizable pay includes the value of any outstanding (unvested, unexercised or unearned) long-term incentives awarded during the three-year period based on the Company's stock price as of December 31, 2013. The same approach is used to calculate the realizable pay of the CEOs and CFOs at peer companies. This enables the Committee to compare the Company's realizable pay levels with those of peers. As a result, realizable pay relies on information reported in peer company proxies, the latest year for which pay is available being 2013.

        In addition to assessing the Company's realizable pay levels relative to peers, the Committee also examined the Company's annual and long-term performance relative to those companies. From a long-term performance perspective, the focus is on relative total shareholders return ("TSR"), which captures the principal goal of the Company's long-term incentive plans—creating value for investors. From an annual or short-term performance perspective, the Company's revenue growth, EBIT margin and cash flow results were evaluated. These results capture the key drivers of the Company's Senior Management Incentive Program ("SMIP"), the annual bonus plan that supports the Company's strategic objectives.

        As shown in the following two exhibits, the Company's pay program has produced realizable pay levels relative to peers that are directionally and reasonably aligned with the Company's TSR performance relative to those companies.

CEO REALIZABLE PAY vs TSR: 2011-2013	CFO REALIZABLE PAY vs TSR: 2011-2013

        The Committee used a similar methodology in analyzing the pay performance alignment of the Company's annual bonus program. In this case, the actual annual cash compensation paid to the Company's CEO and CFO was compared to that of the peer companies CEOs and CFOs. Actual annual cash compensation equals the individual's base salary for a year plus the bonus they earned for that year's performance. These results were then compared to the Company's performance in revenue growth, EBIT margin and cash flow generation versus peers. As shown in the following exhibit, the Company's actual annual cash compensation rankings have been well aligned with the Company's relative performance as captured by the metrics used in its SMIP.

 ANNUAL CASH COMPENSATION ALIGNMENT
O-I's Annual Performance vs. O-I's Actual Cash Compensation

        From these perspectives, the Company believes the pay program produced acceptable outcomes and is supportive of share owners' interests.

Compensation Benchmarking

        While realizable pay examines the pay and performance alignment of the Company's program, the Committee annually reviews the competitiveness of the target pay opportunities provided to the Company's senior leadership team (including the CEO and his key direct reports). This review encompasses all elements of target direct compensation: base salary, annual incentives, cash compensation (base salary + annual incentives), long-term incentives ("LTI") and direct compensation (base salary + annual incentives + LTI). In addition, the review examines the mix of total pay (fixed to variable pay, short to long-term compensation and cash to stock compensation) and LTI mix (options versus stock awards and service versus performance-based awards). The objectives of this review are to ensure the program's consistency with the Company's pay philosophy which targets market median, while also considering internal equity.

Market Data

        In determining compensation levels for the senior leadership team, the Committee reviews competitive market remuneration data including:

  •
  Proxies of companies in the comparator group used to benchmark pay (shown below). Proxy data is only considered for the Company's NEOs.

  •
  Surveys published by Hewitt, Mercer and Towers Watson which provide data reflecting the incumbent's functional responsibilities and the appropriate revenue scope (corporate or region) of their operating unit.

        Compensation packages for Messrs. Stroucken, Bramlage, Baehren, and Lopez are compared to market data for the United States. The compensation package for Mr. Bouts is compared to market data for Switzerland.

Comparator Group Companies

        The group of comparator companies is selected primarily from companies in the packaging and manufacturing sectors that resemble the Company in size, business profile, global presence, asset intensity, and other relevant factors.

        No changes were made to the comparator group in 2014.

		Dollars in Millions
Company	Industry	Revenue(1)	Total Assets(1)	Market Cap(2)	Enterprise Value(2)	% Revenue Outside U.S.(3)	# of Employees
Eaton Corp Plc	Electrical Components & Equip.	22,552	33,529	32,254	40,353	48%	102,000
TRW Automotive Holdings Corp	Auto Parts & Equipment	17,539	11,294	11,378	12,511	74%	66,900
Parker-Hannifin Corp	Industrial Machinery	13,216	13,274	19,168	19,318	41%	57,447
Ingersoll-Rand Plc	Industrial Machinery	12,891	17,299	16,828	19,479	40%	43,000
Rock-Tenn Co	Paper Packaging	9,895	11,040	8,539	11,505	88%	26,600
Crown Holdings Inc	Metal & Glass Containers	9,097	9,708	7,071	12,416	76%	23,000
Ball Corp	Metal & Glass Containers	8,570	7,571	9,334	12,660	41%	14,500
Sealed Air Corp	Paper Packaging	7,751	8,042	8,959	13,155	60%	24,000
Dana Holding Corp	Auto Parts & Equipment	6,617	4,930	3,655	4,096	58%	22,600
Meadwestvaco Corp	Paper Products	5,631	9,364	7,401	10,158	33%	15,000
Owens Corning	Building Products	5,276	7,555	4,211	6,395	33%	14,000
Bemis Co Inc	Paper Packaging	4,344	3,615	4,516	5,848	30%	16,944
Sonoco Products Co	Paper Packaging	5,015	4,210	4,425	5,226	34%	20,800
Graphic Packaging Holding Co	Paper Packaging	4,241	4,331	4,454	6,478	15%	11,500
Greif Inc	Metal & Glass Containers	4,239	3,667	2,300	3,730	55%	13,325
Silgan Holdings Inc	Metal & Glass Containers	3,912	3,304	3,388	5,209	23%	9,310

75th Percentile		10,644	11,103	9,845	12,784	59%	30,700
50th Percentile		7,184	7,806	7,236	10,831	41%	21,700
25th Percentile		4,847	4,301	4,371	5,693	33%	14,375

Owens-Illinois, Inc.	Metal & Glass Containers	6,784	7,858	4,451	7,812	70%	21,100
O-I Percentile Rank		48%	51%	33%	42%	85%	48%

(1)
Fiscal 2014 financial data

(2)
Data as of 12/31/14

(3)
Select companies data represent revenues for sales outside North America

Compensation Program Overview

Total Direct Compensation

        Total direct compensation is the combination of base pay, annual incentive and long-term incentives. Although the Company's pay philosophy targets market median, while also considering internal equity, an NEO's total direct compensation opportunity may be higher or lower than the market 50th percentile based on individual performance, experience, past leadership roles, potential and Company performance. In making compensation decisions, the Committee considers each of these factors and the NEO's total direct compensation to ensure overall alignment with the Company's compensation philosophy and principles.

        It is the Company's philosophy that a significant portion of the target compensation opportunity provided to the NEOs be "variable" or "at risk"—based on Company performance and/or the price of the Company's stock. Based on compensation packages in effect on December 31, 2014, the CEO had 86% of his target total direct compensation "at risk" and the other NEOs had approximately 67% of their target total direct compensation "at risk." The Company has no prescribed pay mix that drives compensation decisions. The resulting pay mix is based on the Company's pay philosophy, market pay data used to establish individual executive's compensation and internal equity pay considerations.

        The Committee strives to achieve alignment between executive pay and performance by establishing and adhering to a fair and performance-oriented rewards philosophy/strategy, setting appropriate performance objectives, and regularly testing the relationship between pay and performance.

Base Pay

        The base pay program is designed to ensure the Company's ability to attract and retain key executives. The Committee reviews NEO salaries and pay positioning at least once per year, and may adjust salaries according to current market conditions, Company performance, individual performance, previous experience, future potential and the results of benchmarking against market data.

        Merit pay budgets are set annually based on external labor market trends, business performance, inflation and other pertinent factors. In 2014, the merit budget was 2.8% for the United States and 1.5% for Switzerland. After considering the factors listed above, the Committee approved a base pay increase at the beginning of 2014 consistent with the merit budget increase for Messrs. Stroucken, Baehren, Bouts and Lopez. Mr. Bramlage's salary was increased by 10% in order to reflect market median for his position and recognize his time in the role as well as his overall level of performance.

        During the course of 2014, Mr. Lopez received subsequent base pay increases of 14% (effective July 17, 2014) and 8.7% (effective January 1, 2015) as a result of his promotion to President, O-I Americas and assumption of additional responsibilities resulting from the new role.

Annual Incentive

        The annual incentive is designed to promote the achievement of short-term financial results and motivate individual performance.

Measures

        The Committee reviews and approves the measures for the SMIP each year. For 2014, the Committee decided to continue to use FCF (Segment Cash for the regions), EBIT margin and net sales as it has since 2011, as the Committee believes these measures reflect the needs of the business as well as the drivers of share owner value.

        The measures used in the 2014 SMIP are shown on the following table:

Measure	Definition
FCF (Adjusted for Total O-I; Segment Cash for Regions)	Cash provided by continuing operating activities less additions to property, plant and equipment from continuing operations, adjusted for changes in foreign currency exchange rates and for payments made beyond the Company's annual statutory requirements for pensions that were not included in the Company's budget.
EBIT Margin

EBIT, which is consolidated earnings from continuing operations before net interest expense and provision for income taxes, excluding charges for asbestos-related costs, restructuring, asset impairment and other items that management considers not representative of ongoing operations, divided by net sales.

Net Sales	Third party net sales as reported annually in the Company's Consolidated Results of Operations, adjusted for changes in foreign currency exchange rates.

        The impact of acquisitions is excluded in calculating the results against each performance measure. The Committee believes the plan measures align with the Company's strategic objectives and share owner value creation based on discussions with its investors and supported by analyses of short- and long-term value creation. If the Company performs well on these measures, the Committee expects that share owners will have the opportunity to benefit from the value created.

Determining Performance Targets and Measure Weights

        The Committee reviews and approves the financial targets and measure weightings set for each plan year after considering the overall Company budget (as approved by the Board of Directors), the state of the industry and other external economic factors, for the Company overall, as well as for each business unit. Performance is based on absolute performance, as opposed to relative performance against peers, as relative performance is difficult for the Company since there are no other comparator group companies focusing exclusively on producing glass containers.

        When setting the targets, the Company conducts a difficulty assessment from various perspectives, including the Company's historic payout results, as well as a comparison of proposed goals versus: previous goals, public guidance, analyst estimates for the Company and its peers, and historic performance of the Company and its peers. Weightings for each region were determined by considering the 2014 strategy and business plan for that region.

        The Company must exceed performance thresholds against established targets for FCF, EBIT margin and net sales in order to fund an annual incentive pool. Each measure stands alone and may result in incentive pool funding, up to the performance maximum established for each measure.

2014 Performance Results

        For 2014, the performance targets, actual results, and payouts for the Company as a whole, and the Europe, North America, South America, and Asia Pacific business units were as follows (dollars in millions):

  Total O-I

	Weight	Threshold	Target	Maximum	Actual	Weighted Payout (as % of Target Award)
FCF $(Adjusted)	45%	$300	$335	$360	$382	90.0%
EBIT Margin	30%	11.8%	13.2%	13.4%	12.0%	2.8%
Net Sales $	25%	$6750	$6,957	$7,150	$6,789	4.7%

Total Payout (as % of Target Award)						97.5%

  Europe Business Unit

	Weight	Threshold	Target	Maximum	Actual	Weighted Payout (as % of Target Award)
Segment Cash $	40%	$293	$312	$317	$389	80.0%
EBIT Margin	30%	11.5%	12.8%	12.9%	12.7%	26.7%
Net Sales $	30%	$2,657	$2,739	$2,815	$2,741	30.8%

Total Payout (as % of Target Award)						137.6%

  North America Business Unit

	Weight	Threshold	Target	Maximum	Actual	Weighted Payout (as % of Target Award)
Segment Cash $	50%	$318	$333	$338	$281	0.0%
EBIT Margin	30%	13.6%	15.0%	15.1%	11.9%	0.0%
Net Sales $	20%	$2,035	$2,097	$2,145	$2,018	0.0%

Total Payout (as % of Target Award)						0.0%

  South America Business Unit

	Weight	Threshold	Target	Maximum	Actual	Weighted Payout (as % of Target Award)
Segment Cash $	30%	$205	$228	$231	$246	60.0%
EBIT Margin	30%	16.8%	19.9%	20.0%	19.5%	26.5%
Net Sales $	40%	$1,202	$1,239	$1,273	$1,200	0.0%

Total Payout (as % of Target Award)						86.5%

  Asia Pacific Business Unit

	Weight	Threshold	Target	Maximum	Actual	Weighted Payout (as % of Target Award)
Segment Cash $	50%	$120	$128	$132	$151	100.0%
EBIT Margin	30%	13.6%	15.4%	15.5%	11.2%	0.0%
Net Sales $	20%	$833	$859	$883	$795	0.0%

Total Payout (as % of Target Award)						100.0%

Individual Award Determination

        The awards for Messrs. Stroucken, Bramlage, and Baehren were determined by the financial results of the Company as a whole. In order to provide an incentive for regional performance in addition to the performance of the Company as a whole, the award for the business unit Presidents was based 50% on the financial results of the Company as a whole and 50% on the performance targets and actual results of their business unit. Mr. Lopez's award was determined based on his time as both President of O-I South America and as President of O-I Americas (overseeing operations for both North America and South America). The portion of his target award related to the incremental compensation he received for assuming responsibility for North America operations was based 50% on the financial results of the Company as a whole and 50% on the performance targets and actual results of the North America business unit.

        Once the award pool is funded, 80% of each participant's award is determined based on financial results, while the Committee can adjust the remaining 20% based on the achievement of personal objectives.

        The Committee, with Mr. Stroucken's input, reduced his annual incentive payout by the full 20% individual discretionary portion to align with share owners' interests and to recognize economic conditions and stock price performance.

Individual Target Opportunities and 2014 SMIP Payouts

        Target awards for each NEO are expressed as a percentage of annual earnings based on market competitiveness and considering the Company's overall median pay philosophy. Achievement of threshold financial performance would imply funding of 0% of the target opportunity, while maximum performance would yield a payout of 200% of the target. Target bonuses are sufficient to produce median cash compensation (salary + annual incentives) if earned, with maximum bonuses capable of producing top quartile pay if maximum performance goals are achieved. If no bonus is paid, pay for the Company's NEO would rank in the market's bottom quartile on a cash compensation basis.

        For 2014, the individual target opportunities and payouts based on the 2014 performance were as follows:

Name	Target	Actual Payout	Actual Payout
	(% of annual earnings)	(% of annual earnings)	(% of target)
Albert P. L. Stroucken(1)	150%	117.0%	78.0%
Stephen P. Bramlage, Jr.	75%	73.1%	97.5%
James W. Baehren	65%	63.4%	97.5%
Erik C. M. Bouts(2)	65%	N/A	N/A
Andres A. Lopez(3)	65%/75%	62.3%	89.1%

(1)
Reflects the reduction in Mr. Stroucken's annual incentive payout by the full 20% individual discretionary portion.

(2)
Mr. Bouts did not receive a payout due to his resignation from the Company effective February 1, 2015.

(3)
Mr. Lopez had a 65% target while serving as President of O-I South America and a 75% target while serving as President of O-I Americas. As stated above, the payout for Mr. Lopez reflects the portion of the year he spent as President of O-I South America and the portion of the year he served as President of O-I Americas.

SMIP Payout History

        The Company believes it sets reasonably demanding goals. This is supported by the recent payout history of SMIP. Over the past five years, SMIP payouts for Total O-I have ranged from 0% to 124% of target, based on the performance levels achieved, with the payout average near 75%. Furthermore, the pay and performance analyses of the Company's actual cash compensation further support this belief.

Long-Term Incentives

        Long-term incentive compensation ("LTI") is delivered solely in the form of equity, which serves to further align NEOs' interests with share owner interests. This component of the executive compensation package rewards each NEO's current contributions to the Company, provides motivation to achieve the Company goals, drives share owner value over time and is an important retention tool.

Equity Grant Practices

        The Committee has established a formal process to govern equity grants. The same process is used for all employees receiving equity grants, including the NEOs. Each December, the Committee is asked to determine the overall amount (dollar value) of equity available for awards during the upcoming year's grant cycle. In making a proposal to the Committee, the Company reviews prior year grants, current competitive market data, run rate and total potential dilution data, and each executive officer's overall compensation package in relation to the market.

        Once the overall amount of equity available is determined, the CEO makes individual award recommendations for each senior executive. These recommendations are presented to the Committee for review and approval. The Committee works with the executive compensation consultant to determine the grant value for the CEO using the same general criteria.

        The option strike price is determined on the date the awards are approved by the Committee and is set at the closing price of the Common Stock on the date of approval (or the last business day prior to the grant date if the grant date falls on a non-business day).

        The Committee has established a common grant date of March 7 of each year as the date of grant for annual equity awards. This date falls outside of the quarterly blackout periods prescribed under the Addendum to Insider Trading Policy applicable to all NEOs. In addition, a common grant date minimizes the perception of market timing.

LTI Mix

        The Company's long-term incentive vehicle mix is balanced between performance- and time-based vehicles and between full-value and appreciation vehicles. NEOs receive a combination of performance share units, stock options and restricted stock units. Beginning in 2012, the Committee elected to increase the portion of the award delivered in the form of performance share units to 50% in order to further focus executives on achieving long-term financial goals, reduce potential dilution, and better manage the Company's share reserve. The remainder of the targeted LTI value is balanced between stock options and restricted stock units and is intended to balance incentive opportunities with share owner alignment and retention considerations. The Committee believes that delivering the award value via three forms of equity provides a balanced incentive program that also limits compensation plan risk. The allocation among the three forms of equity incentives is as follows:

        Performance share units and stock options have a strong pay for performance orientation. They are a large enough portion of overall potential compensation to have a meaningful impact on the NEO's total realized compensation depending on Company performance and total share owner return. Restricted stock units are intended to foster long-term retention of the Company's NEOs, while still providing alignment of compensation with share owners. The use and overall weighting of performance share units focus executives on fundamental long-term financial goals in addition to stock price performance. This combination of long-term incentive awards, along with the Company stock ownership guidelines (described below), promotes alignment with share owner interests.

Individual Award Opportunities

        Each year, the Committee determines an overall equity award, expressed as a dollar amount, based on median market data for each NEO. Individual awards may vary based on performance, leadership, potential, time in the role and other relevant factors. When making grant decisions, the Committee focuses on the dollar value of the award for each NEO, and also considers the overall dilutive impact of shares granted to the entire employee population.

        The Committee's review of market practices indicated that the targeted LTI award for Mr. Bramlage was below market-level, resulting in target total direct compensation below the market median. Based on that review, the Committee increased the 2014 LTI award for Mr. Bramlage to continue to bring him closer to market level, as the Committee has been doing since Mr. Bramlage assumed the CFO role in 2012. Based on the market data, individual and Company performance (including relative share owner return and other relevant metrics) and executive retention concerns, the Committee approved the other NEOs receiving equity grants with the following fair market values that approximate market median values and can produce target total direct compensation (salary + target annual incentives and target LTI award value) that also approximates market median:

Name	Target Award Value
Albert P. L. Stroucken	$5,245,000
Stephen P. Bramlage, Jr.	1,000,000
James W. Baehren	600,000
Erik C. M. Bouts	500,000
Andres A. Lopez(1)	500,000

(1)
At the time of the March 7th, 2014 grant Mr. Lopez's target award value was $500,000. Mr. Lopez received an additional LTI award valued at $250,000 on November 3, 2014 to recognize additional responsibilities he assumed upon his promotion to President, O-I Americas. The additional $250,000 was intended to bring the total LTI award value for 2014 to $750,000, closer to the market target for the new role, as well as to provide an additional retention incentive for Mr. Lopez, who has been identified as a candidate for CEO succession.

        The amount ultimately earned under this plan for stock options and restricted stock units will be a result of the performance of the Company's stock. The amount earned for performance share units will be a result of the performance of the Company's stock as well as the Company's performance against pre- established three-year financial goals.

Stock Options

        To determine the number of stock options awarded, 25% of the total LTI award value is divided by the Black-Scholes value of the option on the date of the grant. For example, assuming an overall LTI award of $100,000, Common Stock price of $30.00, and Black-Scholes value of the option of $14.00, the number of options granted would be calculated as follows:

$100,000 X 25% = $25,000 / $14.00 = 1,786 options

        Stock options granted under the LTI program vest 25% on each of the four anniversaries following the grant date. The options expire after a term of seven years.

Restricted Stock Units

        To determine the number of restricted stock units awarded, 25% of the total LTI award value is divided by the Common Stock price on the date of grant. For example, assuming an overall total LTI award of $100,000 and Common Stock price of $30.00, the number of restricted stock units granted would be calculated as follows:

$100,000 X 25% = $25,000 / $30.00 = 833 restricted stock units

        Restricted stock units vest 25% on each of the four anniversaries following the grant date.

Performance Share Units

        Performance share units ("PSUs") are meant to reward financial performance of the Company over a three-year cycle. The PSUs are entirely based on the financial performance of the Company as a whole (total or consolidated O-I results) with no portion of the award based on regional or individual performance, as this increases the focus on long-term results that drive share owner value. Grants made in 2012 had a performance cycle of January 1, 2012—December 31, 2014; 2013 grants have a performance cycle of January 1, 2013—December 31, 2015; and 2014 grants have a performance cycle of January 1, 2014—December 31, 2016.

        Aside from certain exceptions, performance share units do not vest until the end of the related performance period, subject to achievement of the pre-established goals. The performance criteria for each three-year performance cycle are approved by the Committee at the grant date. The performance share units granted in 2012, 2013 and 2014 measure the Company's performance over three-year periods based on the measures shown in the following table.

Measure	Weight	Definition
Return on Invested Capital ("ROIC")	50%	EBIT, times one minus the Company's tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners' equity. For the performance share units granted in 2013 and 2014, the Committee elected to hold constant Accumulated Other Comprehensive Income ("AOCI") for the three-year performance period (AOCI includes effects of currency and pension asset/liability changes).
Adjusted Net Earnings per Share ("EPS")	50%

Diluted earnings per share from continuing operations attributable to the Company before items that are not representative of ongoing operations. For the performance share units granted in 2012, 2013, and 2014, the Committee elected to exclude the effect of non-service pension costs from the EPS calculation.

        The basic rationale for the Committee's decision to hold constant AOCI for the ROIC calculation was to choose an LTI design that provides reward opportunities based on factors participants can control and to eliminate significant effects of factors outside their control.

        The ROIC and EPS measures are equally weighted. The threshold, target and maximum values for the performance criteria are determined considering the Company's true cost of capital and market expectations for earnings growth. When setting the targets, the Company conducts a difficulty assessment from various perspectives, including the Company's historic payout results, as well as a comparison of proposed goals versus: previous goals, public guidance, analyst estimates, historic performance, peer historic performance and analyst estimates for peers.

        No award is earned if performance against both measures is below the threshold performance level relative to the targets established by the Committee for the three-year period. If performance against either or both of the targets meets or exceeds the threshold level, NEOs can earn from 0% to 200% of the award granted. The Committee reviews audited financial results prior to determining the amount of any award earned under this plan, and there is no discretion applied to individual payout amounts.

        To determine the number of performance share units to grant, 50% of the total LTI award value is divided by the Common Stock price on the date of grant. For example, assuming an overall LTI award with a value of $100,000 and Common Stock price of $30.00, the number of performance share units granted would be calculated as follows:

$100,000 X 50% = $50,000 / $30.00 = 1,667 performance share units

        If the performance goals are met at the end of the performance period, performance share units are paid out in an equivalent number of shares of Common Stock.

PSU 2012-14 cycle results

        For the 2012-2014 performance cycle, performance was above the maximum payout level for ROIC and below the minimum payout threshold for EPS. Total LTI payout was therefore 100%.

	Weight	Threshold	Target	Maximum	Actual	Weighted Payout (as % of Target Award)
ROIC	50%	9.29%	11.29%	12.29%	13.24%	100.0%
EPS	50%	$3.04	$3.22	$3.60	$2.62	0.0%
Total Payout (as % of Target Award)						100.0%

PSU Payout History

        Since the Company's PSU's are truly performance based, the target levels established at the beginning of each performance period represent goals that are challenging to achieve and that incorporate growth over prior years; threshold performance is set at prior period's actual performance level, so no awards are paid unless performance improves. Over the past five years, PSU payouts have ranged from 0% to 100% of target, based on the performance levels achieved. The payout average over the past five years was near 45%.

 PSU Payout History
Last Five Cycles

2015 Special Equity Awards to Recognize 2014 Performance

        After considering the Company's performance and key contributions of the NEOs in 2014, the Committee decided to provide the NEOs (excluding Mr. Bouts, who had left the Company, and, at his recommendation, Mr. Stroucken) with a grant of restricted stock units on March 7, 2015, in addition to the regular annual equity awards. In particular, the Committee considered the generation of the second highest FCF in company history ($329 million), despite the negative effect by the strong U.S. dollar, the significant achievement of challenging cost-cutting goals, and better management of working capital that drove share owner value creation.

        The number of restricted stock units granted was determined based on a value of approximately one-third of the NEO's annual incentive target. This value was selected because it provided a meaningful award to the executives without undermining the cash flow growth and cost cutting achieved. The restricted stock units vest in 50% increments over two years to provide additional retention.

        As the Company believes it has been successful in instilling the need for cost control as a permanent part of the Company's culture, the Committee does not intend to grant any special equity awards related to superior FCF performance in the future.

Name	RSUs Granted (#)
Albert P. L. Stroucken	0
Stephen P. Bramlage, Jr.	5,250
James W. Baehren	3,900
Erik C. M. Bouts	0
Andres A. Lopez	4,100

Double Trigger Change in Control Vesting for Equity Awards

        The Company eliminated "single-trigger" accelerated vesting upon a change in control and now requires a "double-trigger" or both a change in control and an involuntary termination in order for the equity awards to vest under the Company's broad-based equity plan. This change was effective for awards granted in 2015 and going forward and was made to align with best practices and the long-term interests of the Company's share owners.

Stock Ownership and Share Retention Guidelines

        The Company has stock ownership guidelines for all of the NEOs. The guidelines are as follows:

  •
  Chairman & Chief Executive Officer—5 times base salary

  •
  Senior Business / Function Leaders—2.5 times base salary

  •
  Other Key Leaders (as designated by CEO)—1.5 times base salary

        The guidelines state that the targeted level of ownership must be achieved within five years of the time the individual becomes subject to the guidelines. Under these guidelines, shares owned outright, outstanding restricted stock/units, performance share awards (at target) and 401(k) holdings all count as shares owned. In addition, the Committee has share retention guidelines. These guidelines state that until the stock ownership guidelines are met, NEOs are required to retain 75% of the "net profit shares" acquired from option exercises, or vested restricted stock units or performance share units. Net profit shares are those shares remaining after payment of tax obligations and, if applicable, option exercise costs.

        The Committee reviews ownership levels for executive officers on an annual basis. Failure to comply with the stock ownership and retention guidelines may result in delays of promotions and / or future compensation increases.

        Ownership achievement against guidelines is measured at June 30 each calendar year, based on a 200-day moving average of the stock price. For 2014, all of the NEOs significantly exceeded their current ownership guidelines, except Mr. Bouts who has subsequently left the organization, as shown below:

	Expected Ownership Level (as a multiple of salary)	Actual Ownership Level June 30, 2014 (as a multiple of salary)
Albert P. L. Stroucken	5.0 × salary	32.2 × salary
Stephen P. Bramlage, Jr.	2.5 × salary	4.1 × salary
James W. Baehren	2.5 × salary	8.6 × salary
Erik C. M. Bouts	2.5 × salary	1.5 × salary
Andres A. Lopez	2.5 × salary	3.6 × salary

Anti-Hedging and Pledging Policies

        In 2013, the Company amended the Addendum to Insider Trading Policy to further tighten controls by prohibiting the Company's directors, executive officers and other covered personnel from hedging their ownership of Company stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to Company stock or debt or from pledging the Company's securities without first obtaining approval from the Company's General Counsel (with notification to the Committee).

Compensation Recovery (Clawback) Policy

        In January 2014, the Company adopted a Compensation Recovery Policy to allow the Company to recoup cash and equity incentive compensation that was granted, received, vested or accrued during the prior three-year period and based on inaccurate financial performance resulting in a restatement of results, regardless of fault. This policy applies to any current or former officer of the Company or any of its subsidiaries who reports or reported to the CEO.

Risk Assessment

        The Committee conducts an annual risk assessment of the Company's executive compensation practices and the relationship between its executive compensation program design and organizational risk. This risk assessment concluded that the Company employed no executive compensation practices in relation to organizational risk that would cause significant share owner concern. In light of this study, the Company also conducted an enterprise risk assessment of its compensation programs and policies from legal, human resources, auditing and risk management perspectives, the results of which were reviewed and discussed with the Committee. Based on both of these assessments, the Company concluded that its compensation programs and practices are not reasonably likely to have a future material adverse effect on the Company.

        In reaching this conclusion, the Company took into account that several items mitigate the Company's level of risk exposure, such as:

  •
  The Company's business model and related incentive plans are generally consistent across all of its regions; none contributes more than half of the Company's revenues or operating profits;

  •
  The Company has a balanced mix of LTI vehicles and its pay mix is generally consistent with peer practices;

  •
  There is a direct cap on payouts (i.e. 200% of target for SMIP and 200% of target for performance share units) and the Committee has the ability to adjust performance goals and bonus payouts to help limit risk;

  •
  Short-term and long-term incentive plans incorporate multiple performance measures that balance growth, profitability, cash generation and capital efficiency;

  •
  Target setting considers internal budgeting and external market factors;

  •
  Multiple LTI equity vehicles, stock ownership guidelines and share retention requirements align the interests of NEOs and share owners;

  •
  There is a compensation recovery (clawback) policy that allows the Company to recoup cash and equity incentive compensation that was earned based on inaccurate financial performance resulting in a restatement of results, regardless of fault;

  •
  The Company has double trigger change in control vesting for equity awards, beginning with awards made in 2015;

  •
  An anti-hedging policy, as well as a pre-clearance policy regarding equity transactions (including pledging), help prevent material adverse risk; and

  •
  The Committee regularly reviews executive stock ownership, plane usage and other governance topics.

Regulatory Considerations

        The Company's incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the Committee considers the tax and accounting consequences of utilizing various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences for the Company.

Employment Agreements

        The Company entered into an employment agreement with Mr. Stroucken with an effective date of December 4, 2006, the terms of which were disclosed on Form 8- K/A filed November 28, 2006. This agreement was amended and restated with an effective date of January 1, 2012, the terms of which were disclosed on Form 8-K dated October 26, 2011. The Company has entered into severance agreements with certain officers, including the other NEOs listed in the Summary Compensation Table. These agreements entitle the participants to receive their base salaries and to participate in designated benefit plans of the Company in the event of a not-for-cause termination of the participant. The agreements provide for termination of employment at any time, with or without cause, and further provide that the benefit plans designated therein and each employee's rights to receive salary and bonuses pursuant thereto are subject to modification by the Company in its sole discretion.

Health and Welfare and Retirement Benefits

        The Company maintains a comprehensive health and welfare benefits plan for all its U.S.-based employees. The benefits offered to U.S. executive officers under this plan are essentially the same as those offered to all U.S.-based salaried employees of the Company.

        The Company also maintains supplemental whole life insurance benefits for its NEOs who were hired prior to 2006, Messrs. Baehren and Lopez. Six months and one day after retirement, the paid-up policy is distributed to the NEO. The retiring NEO also receives a tax reimbursement for the value of the policy. In 2006, the Company closed this plan to new entrants. NEOs hired after December 31, 2005, Messrs. Stroucken, Bramlage and Bouts, are covered by a term life policy. The term life policy may be converted, at the participant's expense, to an individual policy upon termination or retirement, subject to the terms and conditions of the insurance company.

        The Owens-Illinois Salary Retirement Plan (a defined benefit pension plan) was closed to new entrants after December 31, 2004. Also effective December 31, 2004, the Company changed the way that benefits can be paid. Benefits accrued at December 31, 2004 are eligible to be paid in a lump sum upon retirement at the option of the participant. Benefits accrued post- December 31, 2004, however, are eligible to be paid only on an annuity basis. The Company announced in November of 2014 that the Salary Retirement Plan will be frozen as of December 31, 2015. Participants will maintain benefits accrued as of the freeze date, but will not accrue additional benefits beyond the freeze date. Additionally, the lump sum payment option will apply to the total accrued benefit for active and deferred vested participants who commence their benefit January 1, 2016 or later.

        As a qualified plan, benefits under the Owens-Illinois Salary Retirement Plan are limited by IRS regulations. For those U.S. employees who earn compensation in excess of IRS limits, the Company maintains an unfunded Supplemental Retirement Benefit Plan ("SRBP"). This plan allows for benefits in excess of the IRS limits to be accrued and paid to participants upon retirement. In this way, it enables participants to earn the same retirement benefits (as a percentage of income) as other associates who earn compensation below the IRS limits. As a non-qualified plan, all payments are made in a lump sum out of the general assets of the Company. Mr. Stroucken accrues a benefit under this plan pursuant to the terms of his employment agreement. Mr. Baehren has a Secular Trust. The secular trust life insurance policy is designed to provide a cash accumulation for the participant's benefit equal, on an after-tax basis, to 70% of the Supplemental Retirement Plan benefit at the later of three policy years or attainment of age 62.

        The Stock Purchase and Savings Program ("SPASP") is a defined contribution plan provided under Section 401(k) of the Internal Revenue Code. Contributions to the plan are subject to annual limits established by the IRS. While employees may direct their own contributions into a number of provided investments, the Company match is made in Common Stock. The match is immediately vested, and participants can move the match out of Common Stock, and into any of the other investments, at any time, subject to blackout periods and other trading window restrictions. For participants hired after December 31, 2004 who are not eligible to participate in the Owens-Illinois Salary Retirement Plan, the Company also makes a base contribution to the SPASP each payroll period, which is invested in the same investment options selected by the participants for their own contributions.

        For those U.S. employees who are limited in the amount that they may defer to the qualified SPASP due to the IRS limits and who meet certain base pay requirements, the Company maintains an unfunded Executive Deferred Savings Plan ("EDSP"). This plan allows for deferrals on a pre-tax basis. The investment funds available are the same as those in the SPASP, with the exception of grandfathered deferrals into the cash account (for Mr. Baehren).

Other Benefits

        The Company provides limited perquisites to the NEOs that the Committee has determined to be competitive with the practices of the comparator group companies. These perquisites include an automobile allowance (for Messrs. Stroucken and Baehren only), leased vehicle (for Mr. Bouts only), executive physicals, financial planning and tax preparation, and restricted personal use of the Company aircraft (for Mr. Stroucken only).

        The following tables show the benefits and perquisites provided to each NEO:

Company Benefits & Perquisites U.S. Executives	Value Provided by the Company	Stroucken	Bramlage	Baehren	Lopez

Health & Welfare
Health, Dental, Vision, Short- & Long-Term Disability	Comprehensive coverage	X	X	X	X
Retiree Medical				X	X
Supplemental Whole Life (hired prior to 2006)	3x Base Salary			X	X
Supplemental Term Life (hired after 2006)	3x Base Salary	X	X
Retirement—Qualified
Salary Retirement Plan (DB1)[3]	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service			X	X
Stock Purchase & Savings Program (DC2)	2% Base Salary[6]	X	X
Stock Purchase & Savings Program (DC2)	50% up to first 8% Base Salary[8]	X	X	X	X
Retirement—Non-Qualified
Supplemental Retirement Benefit Plan (DB1)	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service	X		X	X
Unfunded Executive Deferred Savings Plan (DC2)	Defer up to 100% Base Salary with Interest[7]	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC2)	2% Base Salary[6]		X
Unfunded Executive Deferred Savings Plan (DC2)	50% up to first 8% Base Salary[8]		X	X	X
Perquisites
Car Allowance	$2,000 per month	X		X
Financial Planning & Tax Preparation	Up to $15,000 per year	X	X	X	X
Physical Examination	Up to $3,500 per year (single provider in Toledo)	X	X	X	X
Personal Aircraft Usage	Up to 50 hours per year[9]	X

1.
DB = Defined Benefit (e.g., pension plan); Mr. Baehren has a secular trust arrangement for his Non-qualified Supplemental Retirement Benefit Plan (DB).

2.
DC = Defined Contribution (e.g., 401(k) plan)

3.
Defined benefit pension plan was closed to new entrants after December 31, 2004, but participants will continue to accrue benefits through December 31, 2015. Mr. Lopez's Salary Retirement Plan benefit is based on his service from July 1, 2004 through July 1, 2009, which represents the time period that he was employed in the U.S. and covered under the qualified plan. Service for Mr. Lopez's International Plan benefit is from January 30, 1986 through December 31, 2014, which represents his original hire date with the Company.

4.
Pay = average annual earnings for high three years of salary plus annual incentive (if applicable)

5.
Pay = average annual earnings above the Social Security wage rate at retirement

6.
For participants hired after December 31, 2004, the Company contributes 2% of the participant's base salary (up to the IRS maximum recognizable compensation level) to the qualified Stock Purchase & Savings Program. The Company contributes 2% of the participant's base salary in excess of the IRS maximum recognizable compensation level to the non-qualified Executive Deferred Savings Plan.

7.
For deferrals prior to January 1, 2009, interest is compounded monthly with annual rate equal to average annual yield on domestic corporate bonds of Moody's A-rated companies. For deferrals after December 31, 2008, accounts are credited with performance equivalent to the performance of the funds available under the Company's qualified 401(k) plan based on individual investment elections.

8.
The Company matches 50% of the participant's contribution to the Stock Purchase & Savings Program up to the first 8% of the participant's base salary (up to the IRS maximum recognizable compensation level). The Company matches 50% of the participant's contribution up to the first 8% of base salary in excess of the IRS maximum recognizable compensation level to the non-qualified Executive Deferred Savings Plan.

9.
Pursuant to Board policy, for security reasons, the Company's Chief Executive Officer generally uses the Company aircraft for both business and personal travel. Per the terms of his employment agreement, Mr. Stroucken's personal use of the Company aircraft is limited to 50 hours per year, and he has agreed to reimburse the Company for any personal use of the Company's aircraft in excess of the 50 hours per year limit.

Company Benefits & Perquisites Switzerland Executives	Value Provided by the Company	Bouts

Health & Welfare
Health, Dental, Vision, Short- & Long-Term Disability	Comprehensive coverage	X
Supplemental Term Life (hired after 2006)	3x Base Salary	X
Retirement—Qualified
Swiss Pension[1] (DB)		X
Perquisites
Leased Vehicle		X
Financial Planning & Tax Preparation	Up to $7,500 per year	X
Physical Examination	Up to $3,500 per year	X

1.
Cash balance occupational benefits plan as required per Swiss BVG pension laws.

        Due to existing contractual arrangements, gross-ups on payments made for executive life insurance and secular trust benefits have been continued only for those participants already covered by such benefits. Mr. Baehren is eligible for tax gross-up on the annual economic value of an executive life insurance benefit and on payments made into his secular trust arrangement. Mr. Lopez is eligible for tax gross-up on the annual economic value of an executive life insurance benefit. These benefits are not available to new entrants. The Committee had previously reviewed the existing arrangements and determined that it was not in the share owners' best interest to incur the costs to eliminate these contractually based benefits for those who were eligible.

        The Company previously eliminated all tax gross-ups on personal use of Company aircraft, financial planning and tax preparation.

Roles and Responsibilities

        There are many inputs to the executive compensation process, as well as the appropriate governance and compliance mechanisms. In general, the Committee has primary responsibility for discharging the Board's responsibilities relating to compensation of the Company's executive officers. When appropriate, the Committee holds executive sessions without management present (including the CEO). See description of the Committee above under the heading "Board and Committee Membership."

Executive Compensation Consultant

        To assist the Committee in carrying out its duties and responsibilities, the Committee engages the services of an executive compensation consultant. The consultant provides the Committee with competitive market compensation data for senior executives and information on current issues and trends on executive compensation program design and governance; advises the Committee on the overall design and implementation of the Company's executive compensation programs, and provides various analyses related to incentive plan structure and award levels; assists with proxy disclosure requirements; and provides ongoing advice to the Committee on regulatory and other technical developments that may affect the Company's executive compensation programs.

        During 2014 specifically, the compensation consultant supported the Committee by: (i) providing competitive market data on compensation for executives; (ii) conducting the study on historical pay and performance versus the Company's comparator group; (iii) providing advice with respect to executive compensation matters, including annual and long-term incentive programs, share utilization and pay mix; (iv) conducting a risk assessment of the Company's compensation practices, as discussed previously; and (v) advising the Committee about regulatory and legislative updates.

        In its capacity as the executive compensation consultant to the Committee, the consultant reports directly to the Committee and the Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program history and operation, and clarify pertinent information. Working under the Committee's direction, both the Committee and management will review and discuss key issues and alternatives during the development of recommendations and prior to presentation for final approval.

        During 2014 the Committee engaged both Mercer and Pay Governance as its executive compensation consultants. As part of the Committee's governance of the executive pay program and the processes supporting it, the Committee periodically assesses proposals from consulting firms to support the Committee and management. Such an assessment was conducted in 2014 and lead to the Committee changing consultants in May 2014 to Pay Governance. The fees paid to Mercer and to Pay Governance for providing such consulting services to the Committee in 2014 were $91,083 and $248,800, respectively.

        With the full knowledge of the Committee, the Company also previously engaged Mercer to provide other consulting services to the Company from time to time. Accordingly, the Committee and Mercer agreed upon certain specific protocols, including reporting relationships, sharing of information and recommendations with management, and the role and responsibilities of the lead executive compensation consultant, to avoid the potential for conflicts of interest. Management did not use Mercer for executive compensation advice. The Committee received annual information relating to all services that Mercer provided to the Company and fees that Mercer received for such services. The aggregate fees for Mercer's consulting services to the Company (other than those for executive compensation consulting services to the Committee) for 2014 were $37,713. The aggregate fees for services provided by MMCo (Mercer's parent company) affiliate, Marsh, for 2014 were $5,330.

        The Company does not engage Pay Governance or any of its affiliates with respect to any consulting services.

        The Committee also reviewed the nature of and extent of the relationship between the Committee, the Company and its compensation consultants and the individuals at each consulting firm providing advice to the Committee and the Company with respect to any potential conflicts of interest. The Committee considered the following six factors in its evaluation:

  •
  provision of other services by the consulting firm;

  •
  amount of fees paid by the Company to the consulting firm, and those fees as a percentage of total revenue paid to all affiliates;

  •
  the policies and procedures that each consultant has in place to prevent conflicts of interest;

  •
  any business or personal relationships of the consultant with any members of the Committee;

  •
  any Company stock held by any of the individual consultants responsible for providing compensation advice to the Committee; and

  •
  any business or personal relationships between Company executives and the compensation consulting firm.

        Based on that review, the Committee believes that there are no conflicts of interest or potential conflicts of interest that would unduly influence either Mercer's or Pay Governance's provision to the Committee of candid, direct and objective advice that is independent of management, and that the advice received by the Committee is not influenced by any other economic relationship that either firm, or any of the individuals at either firm responsible for providing compensation advice to the Committee, has with the Company. To ensure ongoing independence and objectivity of advice, the executive compensation consultant:

  •
  is engaged by and reports directly to the Committee and its Chair;

  •
  can be terminated only by the Committee or its Chair;

  •
  meets as needed with the Committee in executive sessions that are not attended by any of the Company's officers;

  •
  has direct access to all members of the Committee during and between meetings;

  •
  does not permit the individuals responsible for providing compensation advice to the Committee to act as the client relationship manager of his/her firm with regards to other business for the Company; and

  •
  cannot directly, or indirectly, through a member of the consulting team, participate in any activities related to other consulting services provided to the Company.

Outside Legal Counsel

        When appropriate, the Committee engages the services of outside legal counsel for providing advice where regular internal Company counsel may have conflicts.

Chief Executive Officer

        The Company's CEO attends Committee meetings and is responsible for providing relevant input on the compensation elements of the executive officers, including individual performance input, and making specific recommendations on base salaries, annual and long-term incentives and promotions.

        The CEO is also responsible for discussing the key business drivers behind the executive compensation results, including the establishment of the plan metrics, and periodically discussing the results achieved against those metrics. The CEO is excluded from executive sessions and from discussions involving his compensation.

Senior Vice President, Chief Administrative Officer

        The Senior Vice President and Chief Administrative Cfficer ("SVP CAO") is responsible for coordinating Committee activities including: proposing meeting agendas based on the Committee's planning calendar and decision-making responsibility; arranging for meetings outside of the normal meeting cycle as appropriate; assisting with the coordination of the work done by the Committee's executive compensation consultant; and preparing appropriate materials for review by the Committee. The SVP CAO follows up on meeting action items and other assignments from the Committee and is available for consultation with the Committee as needed.

        In this role, the SVP CAO normally consults with the Chief Executive Officer, Chief Financial Officer, General Counsel and the Secretary. Each may be asked to prepare information for Committee review, attend Committee meetings as appropriate, and provide relevant background information for inclusion in Committee materials.

Other Executive Officers

        The Company's Chief Financial Officer prepares and provides all financial results to the Committee as necessary to determine achievement against goals in the various incentive compensation plans. At the Committee's request, the Chief Financial Officer provides commentary, discusses overall results providing appropriate information relative to achievement (or under or over achievement as may be the case), and plays an active role in development of the goals presented for approval in incentive compensation plan design.

        The General Counsel participates in Committee meetings and is responsible for providing relevant legal advice to the Committee on its executive compensation plans, and ensuring compliance with all appropriate regulations, including SEC and IRS regulations, that impact executive compensation.

        The Secretary also participates in Committee meetings, taking appropriate minutes to preserve a record of discussion and actions.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

Hugh H. Roberts, Chair
Gary F. Colter
Peter S. Hellman
Hari N. Nair
Carol A. Williams
Dennis K. Williams

 2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Comp Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Albert P. L. Stroucken	2014	$1,070,750	$0	$4,485,109	$1,311,245	$1,252,777	$779,064	$143,657	$9,042,602
Chairman, Chief Executive Officer,	2013	1,049,000	0	3,933,755	1,311,252	1,951,140	539,631	150,418	8,935,196
and President	2012	1,049,000	407,537	3,375,001	1,125,000	1,165,964	857,158	196,239	8,175,899
Stephen P. Bramlage, Jr.	2014	$508,250	$0	$871,027	$250,004	$371,658	$0	$46,048	$2,046,987
Senior Vice President and	2013	462,250	0	600,001	199,999	429,893	0	59,213	1,751,356
Chief Financial Officer	2012	404,438	67,819	450,011	150,005	290,789	0	213,448	1,576,510
James W. Baehren	2014	$434,000	$0	$545,820	$150,002	$275,048	$541,469	$67,989	$2,014,328
Senior Vice President	2013	422,019	0	449,994	149,996	340,147	220,742	60,872	1,643,770
and General Counsel	2012	410,542	69,115	450,011	150,005	197,737	374,696	58,871	1,710,977
Erik C. M. Bouts(6)	2014	$620,753	$0	$517,882	$124,995	$0	$193,904	$345,004	$1,802,538
President	2013	600,909	0	375,017	125,001	456,525	264,165	517,657	2,339,275
O-I Europe
Andres A. Lopez	2014	$425,833	$0	$651,584	$187,492	$265,436	$599,214	$358,054	$2,487,613
President
O-I Americas

(1)
Amounts in this column reflect the grant date fair market value of restricted stock units and performance share units granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, See Note 15 to the Consolidated Financial Statements for 2014 contained in the Form 10-K filed with the SEC on February 11, 2015.

In the event the performance share units pay out at maximum value, the total potential values for grants of restricted stock units and performance share units are:

For Mr. Stroucken for 2014, $7,107,604, 2013, $6,556,266; 2012, $5,625,010.

For Mr. Bramlage for 2014, $1,371,023, 2013, $999,993; 2012, $750,018.

For Mr. Baehren for 2014, $845,812, 2013, $749,982; 2012, $750,018.

For Mr. Bouts for 2014, $767,881, 2013, $625,029.

For Mr. Lopez for 2014, $1,026,579.

(2)
Amounts in this column reflect the grant date fair market value of options granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, See Note 15 to the Consolidated Financial Statements for 2014 contained in the Form 10-K filed with the SEC on February 11, 2015.

(3)
Amounts in this column reflect awards under the Senior Management Incentive Program for the year indicated.

(4)
Amounts in this column reflect the increase in the present value of the accumulated benefits under the following: Mr. Stroucken—the Supplemental Retirement Benefit Plan, Mr. Baehren—the Salary Pension Plan and the Supplemental Retirement Benefit Plan, Mr. Bouts—the Swiss Pension Plan., and Mr. Lopez—the Salary Pension Plan and the International Pension Plan.

The Company's NEOs did not accrue any preferential or above market earnings on their non-qualified deferred compensation.

The Company closed participation to the Salary Pension Plan and the Supplemental Retirement Benefit Plan effective December 31, 2004. As a result, Mr. Bramlage does not participate in these plans.

(5)
All Other Compensation for 2014 is summarized below:

	Executive Life Insurance Premium(a)	Personal Use of Company Aircraft(b)	Company Contributions to Qualified Stock Purchase & Savings Program(c)	Company Contributions to Non-Qualified Executive Deferred Savings Program(d)	International Assigment / Relocation(e)	Other Miscellaneous Income(f)	Tax Payments(g)	Total
Albert P. L. Stroucken	$16,003	$81,072	$5,200	$0	$0	$41,382	$0	$143,657
Stephen P. Bramlage, Jr.	7,933	0	8,569	22,128	0	7,417	0	46,048
James W. Baehren	11,746	0	10,400	5,860	0	28,611	11,372	67,989
Erik C. M. Bouts	9,663	0	0	0	192,617	8,942	133,781	345,004
Andres A. Lopez	2,992	0	10,400	0	230,759	2,500	111,403	358,054

(a)
Actual premium payments for executive life insurance policies with a face value equal to three times base annual salary for the NEO plus $60,000 for accidental death and dismemberment coverage.

(b)
The amount shown in this column represents the variable costs for personal use of Company aircraft by the NEOs. Pursuant to Board policy, for security reasons the Company's CEO generally uses the Company aircraft for both business and personal travel. No other NEOs used the Company aircraft for personal use. Variable costs were calculated based on a methodology that reflects average costs of operating each aircraft, such as fuel costs, trip related maintenance, crew travel expenses, trip related fees and storage costs, on board catering and communications charges, and other miscellaneous variable costs. Since the aircraft are used primarily for business travel, fixed costs that do not change based on usage such as pilot compensation, the purchase or lease costs of the aircraft, and maintenance not related to travel are excluded.

(c)
The amount shown in this column for Mr. Stroucken represents 2% Company base salary contribution to the qualified Stock Purchase & Savings Program of $5,200.

The amount shown in this column for Mr. Bramlage represents the Company match of $5,202 plus the 2% Company base salary contribution of $3,367 to the qualified Stock Purchase & Savings Program.

The amount shown in this column for Mr. Baehren represents the Company match of $10,400 to the qualified Stock Purchase & Savings Program.

The amount shown in this column for Mr. Lopez represents the Company match of $10,400 to the qualified Stock Purchase & Savings Program.

(d)
The amount shown in this column for Mr. Bramlage represents the Company match of $15,330 plus the 2% Company base salary contribution of $6,798 to the non-qualified Executive Deferred Savings Plan.

The amount shown in this column for Mr. Baehren represents the $5,860 to the non-qualified Executive Deferred Savings Plan.

(e)
The amount shown in this column for Mr. Bouts represents the benefits pursuant to his permanent transfer from the U.S. to Switzerland in the amounts of $164,910 for closing costs on the purchase of his destination location; $7,081 for language training; and $20,626 for shipment and storage of household goods.

The amount shown in this column for Mr. Lopez represents the benefits pursuant to the terms of an expatriate assignment, while Mr. Lopez was in Brazil serving as President of O-I South America, and includes $46,975 for housing; $3,340 for utilities; $13,502 for cost of living allowance; $6,100 for lease value of vehicle; and $32,678 for dependent schooling. The amount also represents relocation benefits provided to Mr. Lopez upon his relocation from Brazil to the U.S. due to the relocation of the South America regional office to Florida and includes $39,542 for shipment and storage of household goods; $5,000 for miscellaneous expense allowance; $60,000 for transition payment; $3,855 for dependent schooling; and $625 for consultation regarding U.S. citizenship. In addition, Mr. Lopez received a $5,000 miscellaneous expense allowance and $14,142 in temporary living expenses related to his upcoming relocation to Ohio (from Florida) upon his promotion to President, O-I Americas.

(f)
The amount shown in this column for Mr. Stroucken represents $15,000 for professional advice related to tax, estate planning and financial planning; an automobile allowance of $24,000 and $2,382 for the cost of an executive physical.

The amount shown in this column for Mr. Bramlage represents $4,895 for professional advice related to tax, estate planning and financial planning and $2,522 for the cost of an executive physical.

The amount shown in this column for Mr. Baehren represents $4,611 for professional advice related to tax, estate planning and financial planning and an automobile allowance of $24,000.

The amount shown in this column for Mr. Bouts represents $8,942 for lease value of automobile.

The amount shown in this column for Mr. Lopez represents $2,500 for professional advice related to tax, estate planning and financial planning.

(g)
With respect to Messrs. Baehren and Lopez, the amounts shown in this column, $11,372 and $2,896 respectively, include tax gross ups for life insurance benefits during 2014. These amounts are attributable to premiums paid during 2014 by the Company in connection with life insurance policies issued pursuant to the Owens Illinois Executive Life Insurance Plan and participation agreements entered into with the Company.

For Mr. Bouts, $133,781 represents tax gross ups on relocation benefits for purchase of new home.

For Mr. Lopez, the amount also represents tax gross-up on relocation and expatriate assignment benefits of $108,507.

(6)
For Mr. Bouts, amounts paid in Swiss Francs were translated to U.S. Dollars at the average of the exchange rates as published by Bloomberg on the last business day of each month during 2014.

GRANTS OF PLAN-BASED AWARDS IN 2014

									All Other Stock Awards: Number of Shares or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(5)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Exercise or Base Price of Option Awards ($ Per Share)(6)	Grant Date Value of Stock and Option Awards ($)(7)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Albert P. L. Stroucken	3/7/2014		$0	$1,606,125	$3,212,250	0	78,004	156,008	39,002	(3)	98,368	$33.62	$5,244,987
	3/7/2014		0	0	0	0	0	0	16,400	(4)	0	33.62	551,368
Stephen P. Bramlage, Jr.	3/7/2014		0	381,188	762,376	0	14,872	29,744	7,436	(3)	18,755	33.62	999,999
	3/7/2014		0	0	0	0	0	0	3,600	(4)	0	33.62	121,032
James W. Baehren	3/7/2014		0	282,100	564,200	0	8,923	17,846	4,462	(3)	11,253	33.62	600,006
	3/7/2014		0	0	0	0	0	0	2,850	(4)	0	33.62	95,817
Erik C. M. Bouts	3/7/2014		0	403,490	806,980	0	7,436	14,872	3,718	(3)	9,377	33.62	499,993
	3/7/2014		0	0	0	0	0	0	4,250	(4)	0	33.62	142,885
Andres A. Lopez	3/7/2014		0	319,375	638,750	0	7,436	14,872	3,718	(3)	9,377	33.62	499,993
	3/7/2014		0	0	0	0	0	0	2,650	(4)	0	33.62	89,093
	11/3/2014	(8)	0	0	0	0	4,858	9,716	2,429	(3)	7,301	25.73	249,991

(1)
These columns show the amounts representing the annual incentive opportunity available under the SMIP. See "Compensation Discussion and Analysis-Annual Incentive" for further discussion. Amounts indicated are based on a percentage of the base salary earned in 2014. Actual payouts vary based on final performance results and range from 0% to 200% of target.

(2)
These columns show the performance share units granted in 2014 to each of the NEOs under the Company's Incentive Award Plan. See "Compensation Discussion and Analysis—Long-Term Incentives" for further discussion regarding the awards. Actual payouts vary based on final performance results and range from 0% to 200% of target. Earned performance share units will be paid in shares of Common Stock in March 2017.

(3)
This value represents the number of shares of time-based restricted stock units granted in 2014 to each of the NEOs under the Company's Incentive Award Plan. See "Compensation Discussion and Analysis—Long-Term Incentives" for further discussion regarding the awards. The restrictions on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.

(4)
This value represents the number of shares of time-based restricted stock units granted in 2014 to each of the NEOs under the Company's Incentive Award Plan in recognition of the Company's superior performance and key contributions of the NEOs in 2013, in particular the generation of a record level of FCF ($339 million, up 17% from prior year) and significant achievement of challenging cost-cutting goals that drove share owner value creation. See 2014 Proxy "Compensation Discussion & Analysis—2014 Special Equity Awards to Recognize 2013 Performance" for further discussion regarding the awards. The restrictions on these shares lapse in equal annual installments on each of the first two anniversaries of the grant date.

(5)
This column shows the number of stock options granted in 2014 to each of the NEOs under the Company's Incentive Award Plan. See "Compensation Discussion and Analysis—Long Term Incentives" for further discussion regarding the awards. The options vest and become exercisable in equal annual installments on each of the first four anniversaries of the grant date.

(6)
This column shows the exercise price for the stock options granted in 2014 to each of the NEOs, which was the closing price of the Company's Common Stock on the date the Compensation Committee granted the options.

(7)
The full grant date fair value was computed in accordance with FASB ASC 718 and the assumptions set forth in Note 15 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K filed with the SEC on February 11, 2015. There can be no assurances that the amounts shown in the table will be realized by the NEO.

(8)
This row represents an off-cycle grant awarded to Mr. Lopez in recognition of his promotion to President—O-I Americas.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2014

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options: Exercisable (#)		Number of Securities Underlying Unexercised Options: Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Unit that Have Not Vested ($)(19)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(24)
Albert P. L. Stroucken	2014	0	(2)	$98,368	$33.62	3/7/2021	39,002	(10)	$1,052,664	78,004	(21)	$2,105,328
	2014						16,400	(11)	442,636
	2013	26,480	(3)	79,437	26.07	3/7/2020	37,722	(12)	1,018,117	100,595	(22)	2,715,059
	2012	52,472	(4)	52,472	22.69	3/7/2019	24,790	(13)	669,082	99,163	(23)	2,676,409
	2011	92,590	(4)	30,864	29.89	3/7/2018	7,115	(14)	192,034
	2010	111,570	(5)	0	31.03	3/7/2017
	2009	384,615	(7)	0	10.13	3/7/2016
	2008	97,561	(8)	0	53.00	3/7/2015
Stephen P. Bramlage, Jr.	2014	0	(2)	18,755	33.62	3/7/2021	7,436	(10)	200,698	14,872	(21)	401,395
	2014						3,600	(11)	97,164
	2013	4,039	(3)	12,116	26.07	3/7/2020	5,754	(12)	155,300	15,343	(22)	414,108
	2012	6,997	(4)	6,996	22.69	3/7/2019	3,305	(13)	89,202	13,222	(23)	356,862
	2011	4,463	(5)	1,488	29.89	3/7/2018	343	(14)	9,258
	2010	5,647	(6)	0	31.03	3/7/2017
	2009	9,616	(7)	0	10.13	3/7/2016
	2008	4,146	(8)	0	53.00	3/7/2015
James W. Baehren	2014	0	(2)	11,253	33.62	3/7/2021	4,462	(10)	120,429	8,923	(21)	240,832
	2014						2,850	(11)	76,922
	2013	3,029	(3)	9,087	26.07	3/7/2020	4,315	(12)	116,462	11,507	(22)	310,574
	2012	6,997	(4)	6,996	22.69	3/7/2019	3,305	(13)	89,202	13,222	(23)	356,862
	2011	9,906	(5)	3,302	29.89	3/7/2018	761	(14)	20,539
	2010	12,534	(6)	0	31.03	3/7/2017
	2008	10,976	(8)	0	53.00	3/7/2015
	2004						15,000	(15)	404,850
	2003						12,000	(16)	323,880
	2002						10,000	(17)	269,900
	1999						3,000	(18)	80,970
Erik C. M. Bouts	2014	0	(2)	9,377	33.62	3/7/2021	3,718	(10)	100,349	7,436	(21)	200,698
	2014						4,250	(11)	114,708
	2013	2,525	(3)	7,572	26.07	3/7/2020	3,596	(12)	97,056	9,590	(22)	258,834
Andres A. Lopez	2014	0	(1)	7,301	25.73	11/3/2021	2,429	(9)	65,559	4,858	(20)	131,117
	2014	0	(2)	9,377	33.62	3/7/2021	3,718	(10)	100,349	7,436	(21)	200,698
	2014						2,650	(11)	71,524
	2013	2,525	(3)	7,572	26.07	3/7/2020	3,596	(12)	97,056	9,590	(22)	258,834
	2012	4,082	(4)	4,080	22.69	3/7/2019	1,928	(13)	52,037	7,713	(23)	208,174
	2011	7,620	(5)	2,540	29.89	3/7/2018	586	(14)	15,816
	2010	6,887	(6)	0	31.03	3/7/2017
	2008	2,805	(8)	0	53.00	3/7/2015
	2004						1,000	(15)	26,990
	1999						3,000	(18)	80,970

OPTION AWARD VESTING SCHEDULE

			Vesting Dates
		Option Price
	Option Grant Date		25%	25%	25%	25%
(1)	November 3, 2014	$25.73	11/3/15	11/3/16	11/3/17	11/3/18
(2)	March 7, 2014	$33.62	3/7/15	3/7/16	3/7/17	3/7/18
(3)	March 7, 2013	$26.07	3/7/14	3/7/15	3/7/16	3/7/17
(4)	March 7, 2012	$22.69	3/7/13	3/7/14	3/7/15	3/7/16
(5)	March 7, 2011	$29.89	3/7/12	3/7/13	3/7/14	3/7/15
(6)	March 7, 2010	$31.03	3/7/11	3/7/12	3/7/13	3/7/14
(7)	March 7, 2009	$10.13	3/7/10	3/7/11	3/7/12	3/7/13
(8)	March 7, 2008	$53.00	3/7/09	3/7/10	3/7/11	3/7/12

 RESTRICTED STOCK VESTING SCHEDULE

	Grant Date	Vesting Terms
(9)	November 3, 2014	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(10)	March 7, 2014 (Annual)	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(11)	March 7, 2014 (Discretionary)	The restriction on these shares lapse in equal annual installments on each of the first two anniversaries of the grant date.
(12)	March 7, 2013	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(13)	March 7, 2012	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(14)	March 7, 2011	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(15)	March 10, 2004
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(16)	February 17, 2003
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(17)	February 2, 2002
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(18)	May 17, 1999
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(19)	Market value is computed based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2014 ($26.99), the last business day of the year.

 PERFORMANCE STOCK VESTING SCHEDULE

	Grant Date	Vesting Terms
(20)	November 3, 2014	Performance shares for the grant period of 2014-2016. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(21)	March 7, 2014	Performance shares for the grant period of 2014-2016. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(22)	March 7, 2013	Performance shares for the grant period of 2013-2015. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(23)	March 7, 2012	Performance shares for the grant period of 2012-2014. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(24)	Market value is computed based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2014 ($26.99), the last business day of the year.

OPTION EXERCISES AND STOCK VESTED IN 2014

	Option Awards		Stock Awards
Name	Number Of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
Albert P. L. Stroucken	0	$0	54,320	$1,843,078
Stephen P. Bramlage, Jr.	0	0	5,002	169,718
James W. Baehren	0	0	6,268	212,673
Erik C. M. Bouts	0	0	1,199	40,682
Andres A. Lopez	12,981	278,967	4,445	150,819

 PENSION BENEFITS

		2014 Values
	Plan Name	Number of Years of Credited service (#)		Present value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Albert P. L. Stroucken	Salary Pension Plan	0		$0	$0
	Supplemental Retirement Benefit Plan	9.5	(1)	5,764,988	0
Stephen P. Bramlage, Jr.	Salary Pension Plan		(2)	0	0
	Supplemental Retirement Benefit Plan		(2)	0	0
James W. Baehren	Salary Pension Plan	22.67		1,808,165	0
	Supplemental Retirement Benefit Plan	22.67		1,476,063	0
Erik C. M. Bouts	Swiss Pension Plan	2.0	(2)	458,069	0
Andres A. Lopez	Salary Pension Plan	5		126,326	0
	Supplemental Retirement Benefit Plan	28.92		2,420,681	0

(1)
Mr. Stroucken's service includes 1.5 years of additional service in the Supplemental Retirement Benefit Plan (SRBP) benefit, per his employment agreement. The incremental value due to the additional service granted to Mr. Stroucken equals $910,261 as of December 31, 2014.

(2)
Messrs. Bramlage and Bouts are not participants in the Salary Retirement Plan or the Supplemental Retirement Benefit Plan. Mr. Bouts is a participant in the Swiss Pension Plan.

Assumptions for Salary Pension Plan and Supplemental Retirement Benefit Plan:
Mortality:

No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP 2000 projected to 2021 for December 31, 2013, and RP 2014 projected generationally using MP-2014 scale for December 31, 2014. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump-sum mortality table is used.

Lump sum rate (Salary Retirement Plan):	4.04%
Lump Sum Rate (Supplemental Retirement Benefit Plan):	4.07%
Annuity Rate (Salary Retirement Plan):	4.04%
Annuity Rate (Supplemental Retirement Benefit Plan):	N/A

        Benefits are deferred to the earliest unreduced retirement age, which is the later of the executive's age or age 65. 2014 pensionable earnings used as provided by OI (Pensionable Earnings = 2014 Base + 2014 SMIP Bonus paid in 2015). Salaried benefits accrued prior to 12/31/2004 and all SERP benefits are assumed to be taken as a lump sum. Salaried benefits accrued after 12/31/2004 are assumed to be taken as an annuity.

Assumptions for Swiss Pension Plan:
Mortality:	No pre-retirement mortality is assumed. After retirement, mortality is BVG 2010 Generational (using 2015 rates).
Discount Rate:	1.00%

  Actual 2014 pensionable earnings used (Pensionable Earnings = Base salary earned in 2014).

NON-QUALIFIED DEFERRED COMPENSATION(1)

	2014 Values
	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(5)
Albert P. L. Stroucken	$0	$0	$0	$0	$0
Stephen P. Bramlage, Jr.	53,655	22,128	4,427	0	293,815
James W. Baehren	11,720	5,860	9,526	0	256,215
Andres A. Lopez	0	0	528	14,654	7,625

(1)
Participants may defer up to 100% of base salary into the Executive Deferred Savings Plan. Deferrals made prior to January 1, 2009, including the Company match on such deferrals, could be credited to a "cash deferral account" or a "stock deferral account" at the individual's election. Interest is credited in the "cash" account, compounded monthly, at a rate equal to the average annual yield on domestic corporate bonds of Moody's A-rated companies. The "stock" account is credited with a number of stock units equal in value to the amount specified to be credited to each respective account, and the value of such account is determined by reference to the closing price of the Company's stock on the principal exchange on which Company stock is traded on the day before the date on or as of which such value is being determined or, if no Company stock was traded on such day, then on the next preceding trading day on which Company stock was so traded. Deferrals after December 31, 2008, including the Company match on such deferrals, are credited to the same funds available under the Company's qualified 401(k) plan. Upon any termination of employment, the account balance is paid out in its entirety as soon as practical following such termination.

(2)
Amounts in this column are included in the NEO's base salary on the "Summary Compensation Table."

(3)
Amounts in this column are included in the "All Other Compensation" column on the "Summary Compensation Table."

(4)
Amounts in this column are not included in any of the amounts reported on the "Summary Compensation Table."

(5)
Of the total amounts listed in this column, the following amounts have been included in the "Salary" or "All Other Compensation" columns on the "Summary Compensation Table" since 2006: for Mr. Bramlage—$180,037; and for Mr. Baehren—$145,447; and for Mr. Lopez—$0.00.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following tables show the amount of compensation that may be paid to each NEO upon voluntary termination, early retirement, normal retirement, involuntary termination not for cause, Change in Control, for cause termination, disability, or death. The amounts shown assume a termination date effective December 31, 2014, the last business day of the year. For payments made pursuant to stock options, restricted stock, or performance shares, the amount earned by each NEO upon retirement differs whether they are eligible for early or normal retirement. As a result, the table reflects only that amount they were eligible for at December 31, 2014.

        Unless specifically noted, each of the payments described below is the same for any salaried employee of the Company.

Payments Made Upon Termination

        Payments made upon termination for any reason include:

  •
  Amounts accrued and vested through the Salary Retirement Plan (SRP), Supplemental Retirement Benefit Plan (SRBP) and Swiss Pension Plan.

  •
  Equity awards that become vested at the date of termination; stock option awards that were vested but unexercised as of December 31, 2014 were excluded from the values shown.

Payments Made Upon Retirement

        In addition to the above, payments made upon retirement include:

  •
  In the event of normal retirement (at least age 65 for options granted from 2008 through 2010 and 2014) or early retirement (at least age 60 with at least ten years of service for options granted from 2008 through 2014), options continue normal vesting and are exercisable through their original term.

  •
  Unvested restricted stock units granted in 2011 and later continue normal vesting in the event of normal retirement (at least age 65 for restricted stock units granted in 2014) or early retirement (at least age 60 with at least ten years of service granted from 2011 through 2014), for awards granted at least one year prior to the retirement date; restricted stock units granted less than one year prior to the retirement date are forfeited.

  •
  In the event of normal retirement (at least age 65 for performance share units granted from 2012 through 2014), or early retirement (post-age 60 with at least ten years of service), performance shares are immediately vested and any payout earned will be paid following the related three-year cycle.

  •
  In the event of retirement, Mr. Baehren is currently eligible to participate in the Company's retiree medical plan for U. S. employees. This plan provides pre-age 65 coverage to employees and their spouse. Mr. Lopez will be eligible to participate in the Company's retiree medical plan once he is eligible to retire at age 55 with 10 years of service. The plan is only available to U.S. employees hired prior to January 1, 2003; as a result, Messrs. Stroucken, Bramlage and Bouts are not eligible to participate in this plan.

Payments Made Upon Involuntary Termination Not For Cause or Change in Control

        In addition to that noted under Payments Made Upon Termination, each NEO is eligible for the following:

  •
  In the event of Involuntary Termination Not For Cause, stock options and restricted stock units granted in 2011 and later that are unvested at the time of termination are forfeited.

  •
  In the event of Involuntary Termination Not For Cause, there is immediate vesting on a pro rata basis of performance share units, with any payout made after the applicable performance cycle.

  •
  In the event of a Change in Control, all restricted stock units and performance share units will fully vest and be paid out (at grant level for performance share units). Stock options have no post Change in Control vesting protection if assumed by acquirer. If not assumed, the options become fully exercisable at least ten days prior to the effective date of a Change in Control and will expire on the effective date of such Change in Control if not exercised.

  •
  In the event of Involuntary Termination Not For Cause, Mr. Stroucken is eligible for severance in the amount of two times annual base salary plus target bonus, payable over 24 months and continued health care coverage for 24 months at the same rate as active employees unless enrolled for coverage in another employer's health plan. Such severance is subject to release and continued compliance with a two-year non-compete / non-solicitation and confidentiality requirements.

  •
  In the event of a termination without cause within one year after a Change in Control, Mr. Stroucken is eligible for those benefits noted above in the event of Involuntary Termination Not For Cause. Commencing in 2012, under the terms of his new employment agreement, Mr. Stroucken no longer has excise tax gross-up protection.

  •
  In the event of Involuntary Termination Not For Cause, Messrs. Bramlage, Baehren and Lopez are eligible for severance in the amount of one times annual base salary (paid via salary continuation), any annual incentive plan awards earned (based on actual business results and funding, not adjusted up or down for the 20% discretionary component) during the severance period (paid via lump sum), and 12 months of continued health and welfare coverage for themselves and their dependents at the same rate as active employees, per the terms of severance agreements entered into between the Company and each executive officer. Such severance is subject to release and continued compliance with a one-year non-compete / non-solicitation agreement.

Payments Made Upon Death or Disability

  •
  In the event of Disability, each NEO is eligible to participate in a Company's long-term disability plan for salaried employees. This plan pays participants 60% of their base salary plus target bonus, capped at $15,000 per month, for the duration of their disability, or until age 65.

  •
  In the event of Disability, each NEO receives continued coverage under the Company's health care plan for active employees for the duration of their coverage under the Company's long-term disability plan.

  •
  In the event of Death or Disability, all stock options, restricted stock and performance shares are immediately vested. Any payout of performance shares is made at the completion of the appropriate performance cycle.

  •
  The NEOs participate in a life insurance program that differs from that offered to most salaried employees of the Company. For NEOs, the benefit payable to the beneficiary upon death is three times annual base salary.

        The following tables represent potential payments to the NEOs under the various termination scenarios. The values assume termination on December 31, 2014.

Albert P. L. Stroucken

	Normal Retirement	Involuntary Termination Not For Cause	Change In Control	For Cause Termination	Disability	Death
Compensation
2014 Annual Incentive (SMIP)	$1,252,777	$0	$1,252,777	$0	$1,252,777	$1,252,777
Annual Incentive (SMIP)	0	3,234,000	4,851,000	0	3,234,000	1,617,000
Stock Options	0	0	298,711	0	298,711	298,711
Performance Shares	0	2,486,697	4,820,387	0	4,820,387	4,820,387
Restricted Stock Awards	442,636	0	3,374,533	0	3,374,533	3,374,533
Benefits and Perquisites
Retirement Plans (SERP Benefit)	5,765,000	5,765,000	5,765,000	5,765,000	5,765,000	5,765,000
Health & Welfare Benefits	0	18,503	0	0	0	4,510
Disability Income	0	0	0	0	0	0
Life Insurance Benefits	0	0	0	0	0	3,234,000
Cash Severance	0	2,156,000	3,234,000	0	2,156,000	0
280G Tax Adjustments
Adjustment from Modified Cap	0	0	0	0	0	0

Total	$7,460,413	$13,660,200	$23,596,408	$5,765,000	$20,901,408	$20,366,918

Assumptions

        No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP 2014 projected generationally using MP-2014 scale. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump sum mortality table is used.

        Supplemental Retirement Benefit Plan benefits are assumed to be taken as a lump sum. The interest rate used for lump sums is 4.07%.

Benefits Payable

        Retirement Plan benefits represent the value of the pension benefits as if the participant left the Company on December 31, 2014 and commenced payment as soon as possible. Since Mr. Stroucken is currently eligible to retire, this value represents commencement at December 31, 2014.

        Involuntary Termination Not for Cause severance benefits are subject to execution and non-revocation of a general release on terms reasonably satisfactory to the Company within 60 days following termination date.

        Disability benefits represent the value of benefits as if the participant became disabled on December 31, 2014. Pension benefits reflect accrued benefits payable at the later of age 65 or his current age.

        Death benefits represent the value of benefits as if the participant became deceased on December 31, 2014. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump-sum value of the participant's immediate retirement benefit, or the lump-sum value of 25% of the participant's base pay.

Stephen P. Bramlage, Jr.

	Voluntary Termination	Involuntary Termination Not For Cause	Change In Control	For Cause Termination	Disability	Death
Compensation
2014 Annual Incentive (SMIP)	$0	$371,658	$0	$0	$371,658	$371,658
Annual Incentive (SMIP)	0	390,000	0	0	0	0
Stock Options	0	0	41,228	0	41,228	41,228
Performance Shares	0	409,871	815,503	0	815,503	815,503
Restricted Stock Awards	0	0	551,622	0	551,622	551,622
Benefits and Perquisites
Retirement Plans	0	0	0	0	0	0
Health & Welfare Benefits	0	15,252	0	0	98,253	7,573
Disability Income	0	0	0	0	3,821,110	0
Life Insurance Benefits	0	0	0	0	0	1,560,000
Cash Severance	0	520,000	0	0	0	0

Total	$0	$1,706,781	$1,408,353	$0	$5,699,374	$3,347,584

Assumptions

        Because Mr. Bramlage was not retirement eligible as of December 31, 2014, he would only have been eligible for payments of equity awards under involuntary termination not-for-cause, change in control, disability and death scenarios.

Benefits Payable

        Mr. Bramlage is not eligible for the Salary Retirement Plan.

        Involuntary Termination Not for Cause severance benefits are subject to execution and non-revocation of a general waiver and release on terms reasonably satisfactory to the Company, a non-compete/non-solicitation agreement, and a non-disparagement agreement within 60 days following termination date.

James W. Baehren

	Normal Retirement	Involuntary Termination Not For Cause	Change In Control	For Cause Termination	Disability	Death
Compensation
2014 Annual Incentive (SMIP)	$275,048	$275,048	$0	$0	$275,048	$275,048
Annual Incentive (SMIP)	0	284,050	0	0	0	0
Stock Options	38,441	38,441	38,441	38,441	38,441	38,441
Performance Shares	551,406	551,406	551,406	0	551,406	551,406
Restricted Stock Awards	1,382,725	1,382,725	1,503,154	1,503,154	1,503,154	1,503,154
Benefits and Perquisites
Retirement Plans	3,343,000	3,284,000	3,343,000	3,284,000	3,284,000	3,322,000
Health & Welfare Benefits	624,000	12,772	0	0	616,695	9,816
Disability Income	0	0	0	0	750,081	0
Life Insurance Benefits	0	0	0	0	0	1,311,000
Cash Severance	0	437,000	0	0	0	0

Total	$6,214,620	$6,265,442	$5,436,001	$4,825,595	$7,018,825	$7,010,865

Assumptions

        No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP 2014 projected generationally using MP-2014 scale. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump-sum mortality table is used.

        Salaried benefits accrued prior to 12/31/2004 and all SERP benefits are assumed to be taken as a lump sum. Salaried Plan benefits accrued after 12/31/2004 are assumed to be taken as an annuity. Salary Plan is 4.04%, the interest rate used for lump sums in the SERP is 4.07%, and the interest rate used for the Salary health and welfare benefits is 3.87%.

        Mr. Baehren's Salary Plan benefit includes a QSERP of $62,178, and his SERP benefit reflects a $103,000 offset for payments previously received.

Benefits Payable

        Termination benefits represent the value of the pension benefits as if the participant terminates on December 31, 2014 and commences payment at normal retirement date. There are no provisions in the pension plans that are contingent on the type of termination. Since retiree health and welfare benefits must be elected immediately or forfeited, no retiree health and welfare benefits are shown.

        Retirement benefits represent the value of the pension benefits as if the participant retires on December 31, 2014 and commences payment as soon as possible. Since Mr. Baehren is currently eligible to retire, this value represents commencement at December 31, 2014. The health and welfare benefits represent the value of the postretirement medical and executive retiree life insurance benefits as if the participant retires as of December 31, 2014 and immediately elects coverage.

        Involuntary Termination Not for Cause severance benefits are subject to execution and non-revocation of a general waiver and release on terms reasonably satisfactory to the Company, a non-compete/non-solicitation agreement and a non-disparagement agreement within 60 days following termination date.

        Disability benefits represent the value of benefits as if the participant becomes disabled on December 31, 2014. Pension benefits reflect accrued benefits payable at age 65. Health and welfare benefits represent retiree medical and life insurance benefits commencing at age 65 for those eligible to retire at December 31, 2014.

        Death benefits represent the value of benefits as if the participant became deceased on December 31, 2014. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump-sum value of the participant's immediate retirement benefit, or the lump sum value of 25% of the participant's earnings. Health and welfare benefits represent retiree medical benefits for the spouse if the participant was retirement eligible as of December 31, 2014.

Erik C. M. Bouts

        Mr. Bouts voluntarily resigned from the Company effective January 31, 2015. There were no compensation payments in connection with his resignation from the Company.

Andres A. Lopez

	Voluntary Termination	Involuntary Termination Not For Cause	Change In Control	For Cause Termination	Disability	Death
Compensation
2014 Annual Incentive (SMIP)	$0	$265,436	$0	$0	$265,436	$265,436
Annual Incentive (SMIP)	0	345,000	0	0	265,436	265,436
Stock Options	0	0	33,709	0	33,709	33,709
Performance Shares	0	283,159	590,649	0	590,649	590,649
Restricted Stock Awards	0	0	510,300	0	510,300	510,300
Benefits and Perquisites
Retirement Plans	2,547,000	2,547,000	2,547,000	2,547,000	2,547,000	2,109,000
Health & Welfare Benefits	0	12,772	0	0	84,226	7,573
Disability Income	0	0	0	0	2,232,800	0
Life Insurance Benefits	0	0	0	0	0	1,380,000
Cash Severance	0	460,000	0	0	0	0

Total	$2,547,000	$3,913,367	$3,681,658	$2,547,000	$6,529,556	$5,162,103

Assumptions

        No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP 2014 projected generationally using MP-2014 scale. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump-sum mortality table is used.

        Salaried benefits accrued prior to 12/31/2004 and all SERP benefits are assumed to be taken as a lump sum. Salaried Plan benefits accrued after 12/31/2004 are assumed to be taken as an annuity. Salary Plan is 4.04%, the interest rate used for lump sums in the SERP is 4.07%, and the interest rate used for the Salary health and welfare benefits is 3.87%.

Benefits Payable

        Termination benefits represent the value of the pension benefits as if the participant terminates on December 31, 2014 and commences payment at normal retirement date. There are no provisions in the pension plans that are contingent on the type of termination. Since retiree health and welfare benefits must be elected immediately or forfeited, no retiree health and welfare benefits are shown.

        Retirement benefits represent the value of the pension benefits as if the participant retires on December 31, 2014 and commences payment as soon as possible. Since Mr. Lopez is not currently eligible to retire, this value represents commencement at Normal Retirement Date. The health and welfare benefits represent the value of the postretirement medical and executive retiree life insurance benefits as if the participant retired as of December 31, 2014 and immediately elected coverage. Since Mr. Lopez is not eligible for retiree health and welfare benefits on December 31, 2014, no amounts are shown.

        Involuntary Termination Not for Cause severance benefits are subject to execution and non-revocation of a general waiver and release on terms reasonably satisfactory to the Company, a non-compete/non-solicitation agreement and a non-disparagement agreement within 60 days following termination date.

        Disability benefits represent the value of benefits as if the participant became disabled on December 31, 2014. Pension benefits reflect accrued benefits payable at age 65. Health and welfare benefits represent medical and life insurance benefits commencing at age 65 for those eligible to retire at December 31, 2014.

        Death benefits represent the value of benefits as if the participant became deceased on December 31, 2014. SERP benefits reflect an immediate lump sum payable to the spouse equal to the lump-sum value of 25% of the participant's base pay. Salary Plan benefits reflect a 50% Joint and Survivor benefit payable at the participant's earliest retirement date. Health and welfare benefits represent retiree medical benefits for the spouse if the participant was retirement eligible as of December 31, 2014. Since Mr. Lopez is not eligible for retiree health and welfare benefits on December 31, 2014, no amounts are shown.

 AUDIT COMMITTEE REPORT

        As part of its ongoing activities, which are described under "Proposal 1: Election of Directors, Board Committees, Audit Committee, (see page 14)" the Audit Committee has:

  •
  discussed with the Company's director of internal audit and Ernst & Young LLP, the Company's independent registered public accounting firm, the overall scope and plans for their respective audits;

  •
  reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements and the independent registered public accounting firm's evaluation of the Company's system of internal control over financial reporting contained in the 2014 Annual Report on Form 10-K;

  •
  discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and other professional standards;

  •
  received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence;

  •
  discussed with the independent registered public accounting firm its independence from the Company and its management; and

  •
  met with the director of internal audit and the independent registered public accounting firm, with and without management present, to discuss the above matters and the overall quality of the Company's financial reporting.

        On the basis of the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the period ended December 31, 2014, for filing with the Securities and Exchange Commission. Also, the Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2015.

        The Audit Committee also concluded that the independent registered public accounting firm's provision of non-audit services to the Company and its affiliates as described in the following section is compatible with the independent registered public accounting firm's independence.

Peter S. Hellman, Chair
Jay L. Geldmacher
Hari N. Nair
Dennis K. Williams
Thomas L. Young

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        In accordance with the SEC's auditor independence rules, the Audit Committee has adopted procedures for pre-approving all non-audit services performed by Ernst & Young LLP. Those procedures are set forth below under the heading "Pre-Approval of Independent Registered Public Accounting Firm Services."

Fees Paid to Ernst & Young LLP

        The aggregate fees for professional services provided by Ernst & Young LLP to the Company in 2014 and 2013 for these various services were:

Type of Fees	2014	2013
	($ in millions)
Audit Fees	$5.95	$5.59
Audit-Related Fees	0.37	0.29
Tax Fees	0.12	0.10
All Other Fees	0.00	0.02

Total	$6.44	$6.00

        In the above table: (a) "audit fees" were for the audit and quarterly reviews of the consolidated accounts, attestation report on internal control required by Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits of international subsidiaries, audits of subsidiaries whose securities are pledged as collateral and services related to SEC filings and non-SEC offerings; (b) "audit-related fees" were for audits of employee benefit plans, agreed-upon procedures for third parties and other accounting consultations; (c) "tax fees" were for tax return preparation, federal, state and local tax planning and international tax planning and advice; and (d) "all other fees" were for services related to the Company's relocation of its shared services. All fees for professional services by Ernst & Young LLP were approved in advance under the Board's pre-approval policy.

Pre-Approval of Independent Registered Public Accounting Firm Services

        No services will be provided to the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002. Permitted services will be pre-approved by the Audit Committee as follows:

Statement of Principles

        The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the firm's independence from the Company. Unless a type of service has received pre-approval, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels will also require separate pre-approval by the Audit Committee.

        A description of the Audit, Audit-Related, Tax, and All Other services that have the pre-approval of the Audit Committee are found below. For non-audit services, Company management will submit to the Audit Committee for approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The term of any pre-approval is for 12 months, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will from time to time review and, if necessary, revise the list of pre-approved services based on subsequent determinations.

Delegation

        The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

        The annual audit services engagement terms and fees will be subject to separate pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

        In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide. Company management will submit to the Audit Committee for approval the list of Audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit services not pre-approved must be separately pre-approved by the Audit Committee.

Audit-Related Services

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit of the Company's financial statements and that are traditionally performed by the independent registered public accounting firm. The Audit Committee believes that the provision of audit-related services does not impair the independence of the firm and is consistent with the SEC's rules on auditor independence.

        Company management will submit to the Audit Committee for approval the list of audit-related services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit-related services not pre-approved must be separately pre-approved by the Audit Committee.

Tax Services

        The Audit Committee believes that the independent registered public accounting firm can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the firm's independence.

        Company management will submit to the Audit Committee for approval the list of tax services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All tax services involving large and complex transactions not pre-approved must be separately pre-approved by the Audit Committee.

All Other Services

        The Audit Committee will separately pre-approve those permissible non-audit services classified as "all other services" that it believes are routine and recurring services and would not impair the independence of the firm.

        A list of the SEC's prohibited non-audit services is set forth below. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre-Approval Fee Levels or Budgeted Amounts

        Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts will require separate pre-approval by the Audit Committee.

Procedures

        Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or his designee and must include a statement as to whether the request or application is consistent with the SEC's rules on auditor independence. The Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant.

Supporting Documentation

        With respect to each proposed pre-approval service, the independent registered public accounting firm will provide to the Audit Committee, as requested, detailed back-up documentation regarding the specific services to be provided.

Prohibited Non-Audit Services

  •
  Bookkeeping or other services related to the accounting records or financial statements of the audit client

  •
  Financial information systems design and implementation

  •
  Appraisal or valuation services, fairness opinions or contribution-in-kind reports

  •
  Actuarial services

  •
  Internal audit outsourcing services

  •
  Management functions

  •
  Human resources

  •
  Broker-dealer, investment adviser or investment banking services

  •
  Legal services

  •
  Expert services unrelated to the audit

 PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

        Although the Board is not required to submit the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for share owner approval, the Board has elected to seek ratification by the share owners of the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015. In the event the Company's share owners do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its use of Ernst & Young LLP.

        A representative of Ernst & Young LLP is expected to attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions from share owners.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

 PROPOSAL 3:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        The Company is asking its share owners to provide advisory approval of the compensation of its NEOs as described above under the heading "Executive Compensation." While this vote is advisory, and not binding on the Company, it will provide information to the Compensation Committee regarding investor sentiment about the Company's executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation for the remainder of 2015 and beyond. The Compensation Committee approves executive compensation programs that are designed to align executive pay with share owners' interests, as well as with the annual and longer-term performance of the Company. This alignment is evidenced by the executive officers receiving a 2014 annual incentive plan payout above target level largely based on the generation of FCF, adjusted for changes in foreign currency exchange rates, that exceeded the 2014 maximum performance target, as well as a 2012-2014 long-term incentive plan performance share unit payout at target level as the Company achieved above the maximum performance target for return on invested capital for the three-year period, but did not meet the threshold performance target for adjusted earnings per share.

        The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. The rigor in the Company's management processes, as well as balance in rewards programs, are evidenced by the following:

  •
  A major portion of target compensation for each NEO is "at risk".

  •
  Formal reviews are conducted annually of market survey data and proxy data for comparator group companies, the results of which are used as input into NEO compensation decisions.

  •
  The relationship between executive pay and Company performance is analyzed annually to ensure alignment over time.

  •
  Regular "risk assessment" analyses are completed to evaluate the Company's overall executive compensation practices and processes.

  •
  Annual incentive funding is driven entirely through a balance of financial metrics that are aligned with share owner value creation. The annual Senior Management Incentive Program measures FCF, EBIT margin, and net sales, while the long-term incentive programs place a significant emphasis on Company performance and share owner value creation through performance share units and stock options.

  •
  The Company develops challenging performance standards for the annual and long-term incentives. Payouts against performance standards are formulaic and have resulted in no award when performance is not up to minimum thresholds and larger awards when performance exceeds expectations.

  •
  Individual performance and rewards are differentiated based on business unit results and/or specific contributions by the executive.

  •
  The Company's senior executives have stock ownership and share retention guidelines that promote alignment with share owners.

        The Board strongly endorses the Company's executive compensation program and recommends that the share owners vote in favor of the following resolution:

  RESOLVED, that the compensation paid to the Company's NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

        Because the vote is advisory, it will not be binding on the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation Committee will carefully consider the outcome of the vote when determining future executive compensation arrangements.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.

 PROPOSAL 4:
APPROVAL OF THE AMENDMENT, RESTATEMENT AND CONTINUATION OF THE COMPANY'S
2004 EQUITY INCENTIVE PLAN FOR DIRECTORS OF OWENS-ILLINOIS, INC. AND THE
GRANT OF 33,623 RESTRICTED STOCK UNITS TO DIRECTORS IN 2014 THEREUNDER

Proposed Plan

        The Company is requesting that its share owners vote in favor of adopting the Amended, Restated and Continuation of the Company's 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. (the "Plan") and the grant of 33,623 restricted stock units to directors in 2014 thereunder (the "2014 RSU Grant"). On March 19, 2015, the Board approved the amendment, restatement and continuation of the Plan and ratified the 2014 RSU Grant, subject to share owner approval at the Annual Meeting.

        The principal purposes of the Plan are to: (i) further the growth, development and financial success of the Company by providing additional incentives to non-employee members of its Board by assisting them to become owners of common stock of the Company and to benefit directly from the Company's growth, development and financial success and (ii) enable the Company to obtain and retain the services of the type of outside directors considered essential to the Company's long-range success by providing and offering them an opportunity to become equity owners of the Company through the grant of awards under the Plan.

        The Plan is an amendment, restatement and continuation the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc., which was previously adopted on May 12, 2004 (the "2004 Plan"). The Plan was approved by the Board to allow the Company to continue providing equity compensation to the non-employee members of the Board as a competitive compensation practice and to continue to align the interests of the Board members with the Company's share owners. The Company believes that the Plan properly balances its compensatory design with the Company's share owners' interests:

  •
  Shares used to pay option exercise prices or to satisfy tax withholdings are not recycled back into the Plan and the Plan does not have any other liberal share counting provisions; and

  •
  The number of shares available for issuance under the 2004 Plan were not increased.

        The Plan is a continuation of the 2004 Plan without substantial changes, and other than the changes highlighted above, the Plan no longer has a ten year term limit. The Plan will terminate when the share reserve is exhausted or it is terminated by the Committee as described below. Consistent with past practices and in accordance with the director compensation policies described in the Company's 2014 Notice and Proxy Statement, on May 16, 2014, the Company granted a total of 33,623 restricted stock units to its non-employee directors under the 2004 Plan (the "2014 RSU Grant"); however, pursuant to its terms, the 2004 Plan expired on May 12, 2014. In order to correct this timing error, the Board approved the Plan with a retroactive effective date of May 12, 2014 and is asking for both approval of the Plan and the 2014 RSU Grant.

        As of March 16, 2015, the 2004 Plan had 153,559 shares of common stock available for future awards; and, as amended and restated, the Plan does not provide for an increase in the number of such shares.

        Other than the 2014 RSU Grants (which are also subject to share owner approval), no restricted stock, restricted stock units or options will be further awarded pursuant to the Plan until it is approved by the Company's share owners. If the Plan is not approved (i) its provisions will not become effective, (ii) the 2004 Plan will have expired in accordance with its terms; provided that, any grants made under the 2004

Plan prior to its termination (not including the 2014 RSU grants) will continue in full force and effect on the terms set forth in the 2004 Plan and the applicable award agreement, (iii) the 2014 RSU Grant shall be terminated and the directors will have no further rights with respect to such awards, , and (iv) since there would be no equity plan available for grants to directors, the directors would instead receive the value of their equity awards, including the value of the 2014 RSU Grant, in cash.

        A summary of the principal provisions of the Plan is set forth below. The summary is qualified by reference to the full text of the Plan, which appears as Appendix B to this Proxy Statement.

Description of the Plan

        Shares Subject to Plan.    The Plan provides for the award of options, restricted stock and restricted stock units covering an aggregate of 525,000 shares of the Company's Common Stock. Of the shares authorized, 153,559 remain available for grants. If any option expires or is cancelled without having been exercised, or if any restricted stock is repurchased by the Company or forfeited, or if any restricted stock unit is forfeited, the shares covered thereby may be subject to the grant of future awards.

        Eligibility.    Any non-employee director of the Company or of any parent or subsidiary of the Company is eligible to be awarded options, restricted stock or restricted stock units under the Plan. There are eleven such eligible non-employee directors.

        Exercise Price.    Each option shall have an exercise price of not less than 100% of the fair market value of an underlying share of Company common stock on the date the option is granted. For as long as the Company's common stock is listed on the New York Stock Exchange, the fair market value of the Common Stock generally will be the closing price on such exchange on the date of grant.

        Administration.    The Plan is administered by the Compensation Committee, which is responsible for determining the persons to whom options, restricted stock and restricted stock units shall be awarded, the number of shares to be subject thereto and the other terms and conditions thereof, including the terms on which options shall become exercisable and the terms, restrictions and limitations applicable to such awards.

        Terms of Options.    All options granted pursuant to the Plan will expire no later than ten years and one day from the date the option was granted. The Compensation Committee may grant options that are (a) not transferable except by will or pursuant to the applicable laws of descent and distribution upon the death of the optionee or (b) transferable only by gift, without consideration, to (i) such optionee's spouse, children or certain other relatives, (ii) a trust for the benefit of the optionee and/or any one or more of such persons listed in (i) herein, (iii) a limited liability company or partnership, all of whose members or partners consist of the optionee or the above-listed relatives or trust, or (iv) a non-profit organization or charitable trust, to which contributions are tax-deductible. The terms of the options granted under the Plan will be set forth in separate stock option agreements.

        Terms of Restricted Stock.    Restricted stock may be awarded on such terms and conditions (including the purchase price, if any) and subject to such restrictions as the Compensation Committee may determine. Restricted stock, typically, may be repurchased by the Company if the holder of the restricted stock has terminated membership on the Board prior to the lapse of the restrictions, although a restricted stock agreement may provide for no repurchase right in certain circumstances. The repurchase price may be equal to or less than the Holder's original purchase price, depending on the circumstances of the Holder's termination of membership on the Board prior to the lapse of the restrictions on the shares. In general, restricted stock may not be sold or encumbered until any restrictions thereon are terminated or expire. The terms of restricted stock awarded under the Plan will be provided in separate restricted stock agreements. Holders of restricted stock, unlike recipients of options or restricted stock units, generally will have voting rights and will receive dividends prior to the time when the restrictions lapse, unless otherwise provided in the restricted stock agreement.

        Terms of Restricted Stock Units.    An award of a restricted stock unit is a grant of the right to receive shares of Company common stock in the future, with such right to future delivery of the share of common stock subject to a risk of forfeiture or any other restrictions that shall expire upon the satisfaction of the terms and conditions as the Compensation Committee may determine. Unvested restricted stock units, typically, may be terminated by the Company upon termination of the holder's membership on the Board. In general, restricted stock units may not be sold or encumbered until all restrictions are terminated or expire. The terms of restricted stock units awarded under the Plan will be provided in separate restricted stock unit agreements.

        Payment for Shares.    The exercise price of all options must be paid in full in cash or, in certain circumstances, with shares of common stock owned by the optionee or issuable to the optionee upon exercise of the option, or a combination of such forms of consideration as provided in the Plan. Each share received by the Company in payment of the purchase price will be valued at its fair market value on the date of exercise.

        Changes in Common Stock.    In the event that the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or otherwise, the number and kind of shares covered by the Plan and by each outstanding option or award of restricted stock or restricted stock unit, and the exercise price per share, shall be adjusted (such adjustments with respect to outstanding shares shall be made proportionately).

        Amendment and Termination.    The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Compensation Committee. However, certain provisions of the Plan may not be amended or modified without share owner approval. These provisions include the provisions respecting the maximum number of shares which may be issued in connection with an award granted under the Plan, eligibility requirements for receipt of awards, minimum option price requirements, extending the limitation with respect to the period during which awards may be granted under the Plan and amending or modifying the Plan in a manner requiring share owner approval under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Federal Income Tax Consequences

        Options.    The Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.

        Restricted Stock.    A director to whom restricted stock is issued will have taxable income upon issuance of the restricted stock, unless the restricted stock is subject to a substantial risk of forfeiture. Restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the risk of forfeiture lapses, unless the director makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed as of the date of receipt. In general, the Company will be entitled to a deduction for any amounts taxable to the director at the time the director is taxed.

        Restricted Stock Units.    A director who is awarded a restricted stock unit will not have taxable income upon issuance of the restricted stock unit. Upon the director's receipt of shares transferred by the Company in satisfaction of a restricted stock unit, the director will be taxable under the rules discussed above with respect to restricted stock. In general, the Company will be entitled to a deduction for any amounts taxable to the director at the time the director is taxed.

Plan Benefits

        There were eleven non-employee directors who received the 2014 RSU Grant of 33,623 RSUs. All directors received 2,821 RSUs, with the exception of Mr. Nair and Ms. Williams who received 4,824 and 3,410 RSUs respectively, which reflects pro-ration for their service which began after the 2013 grant was made. A total of 291,182 RSUs were granted under the 2004 Plan as of March 16, 2015 including the 2014 RSU Grant. There were no options granted under the 2004 Plan as of March 16, 2015. Approximately eleven non-employee directors will be eligible to receive awards under the Plan. Under the current director compensation policy each director will receive RSUs with a value of $92,500 based on the fair market value of the Company's common stock on the day immediately following the Company's annual meeting. The director compensation policy may be amended at any time and therefore the value that may be granted in the future may not be determined at this time. The market value of the 2014 RSU Grant as of March 16, 2015 was $780,054 based on a closing price of $23.20. Under the terms of the Plan, the Compensation Committee may also make discretionary grants. As a result the number of awards that will be granted under the Plan cannot be determined in advance. However, for illustrative purposes only, in 2014 the following amounts were granted under the 2004 Plan.

PLAN BENEFITS

Name and Position	Compensation Value ($)	Number of Restricted Stock Units
Albert P.L. Stroucken Chairman, Chief Executive Officer and President	n/a	n/a
Stephen P. Bramlage, Jr. Senior Vice President, Chief Financial Officer	n/a	n/a
James W. Baehren Senior Vice President, General Counsel	n/a	n/a
Erik C.M. Bouts, President O-I Europe	n/a	n/a
Andres A. Lopez, President O-I Americas	n/a	n/a
Executive Officer Group	n/a	n/a
Non-Executive Officer Director Group	$1,102,498	33,623
Non-Executive Officer Employee Group	n/a	n/a

Equity Compensation Plan

        The following table provides certain information as of December 31, 2014 about Company common stock that may be issued under the Company's existing equity compensation plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Amended and Restated Owens-Illinois 2005 Incentive Award Plan	2,420,957	$26.83	9,747,965	(2)
Equity compensation plans not approved by security holders:
2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc	—	$—	153,559

Total	2,420,957	$26.83	9,901,524

(1)
Represents options to purchase shares of the Company's common stock. There are no outstanding warrants or rights.

(2)
Assumes that all performance share units outstanding at December 31, 2014 are paid at 200% of target.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT, RESTATEMENT AND CONTINUATION OF THE COMPANY'S 2004 EQUITY INCENTIVE PLAN FOR DIRECTORS OF OWENS-ILLINOIS, INC. AND THE GRANT OF 33,623 RESTRICTED STOCK UNITS TO DIRECTORS IN 2014 THEREUNDER

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 16, 2015 (except as otherwise noted in the footnotes below) by each beneficial owner of more than five percent of the outstanding Common Stock known to the Company, each of the Company's directors, named executive officers and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage
The Vanguard Group, Inc.(2) 100 Vanguard Blvd Malvern, Pennsylvania 19355	12,734,227		7.72
Atlantic Investment Management, Inc.(3) 666 Fifth Avenue New York, New York 10103	12,091,413		7.3
BlackRock, Inc.(4) 40 East 52nd Street New York, New York 10022	10,670,281		6.5
James W. Baehren	109,741	(4)(5)(6)	—	*
Stephen P. Bramlage, Jr.	55,423	(4)(5)	—	*
Gary F. Colter	32,758	(7)	—	*
Jay L. Geldmacher	19,860	(7)	—	*
Peter S. Hellman	22,964	(7)	—	*
Anastasia D. Kelly	36,051	(7)	—	*
Andres A. Lopez	46,825	(4)(5)(6)	—	*
John J. McMackin, Jr.	40,869	(7)	—	*
Hari N. Nair	4,824	(7)	—	*
Hugh H. Roberts	23,976	(7)	—	*
Albert P. L. Stroucken	1,582,508	(5)	—	*
Helge H. Wehmeier	55,648	(7)	—	*
Carol A. Williams	3,410	(7)	—	*
Dennis K. Williams	25,805	(7)	—	*
Thomas L. Young	29,976	(7)	—	*
All directors and executive officers as a group (17 persons)	2,165,104	(5)(6)(7)(8)	1.3

*
Indicates less than one percent (1%) ownership.

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
The Schedule 13G dated February 11, 2015 received by the Company from the Vanguard Group, Inc. ("Vanguard") indicated that Vanguard is the beneficial owner of 12,734,227 shares of the Common Stock, with the sole power to vote or to direct the vote on 273,770 shares, the sole power to dispose or to direct the disposition of 12,468,257 shares and the shared power to dispose or to direct the disposition of 265,970 shares.

(3)
The Schedule 13D dated December 17, 2014 received by the Company from Atlantic Investment Management, Inc. ("Atlantic Investment") indicated that Atlantic Investment is the beneficial owner of 12,091,413 shares of the Common Stock, with the sole power to vote or to direct the vote on 12,091,413 shares and the sole power to dispose or to direct the disposition of 12,091,413 shares.

(4)
The Schedule 13G dated February 9, 2015 received by the Company from BlackRock, Inc. ("BlackRock") indicated that BlackRock is the beneficial owner of 10,670,281 shares of the Common Stock, with the sole power to vote or to direct the vote on 9,265,869 shares and the sole power to dispose or to direct the disposition of 10,670,281 shares.

(5)
The number of shares beneficially owned includes the following currently exercisable options:

Director/Officer	Options
James W. Baehren	45,109
Stephen P. Bramlage, Jr.	34,860
Andres A. Lopez	30,563
Albert P. L. Stroucken	775,898
All directors and executive officers as a group	917,460
(6)
The number of shares shown as beneficially owned includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of March 16, 2015:

Officer	Restricted Stock
James W. Baehren	40,000
Andres A. Lopez	1,000
All directors and executive officers as a group	41,000
(7)
The number of shares shown as beneficially owned includes the following number of unvested restricted stock units that will vest within 60 days of March 16, 2015 and are subject to share owner approval of the Amendment, Restatement and Continuation of the Company's 2004 Equity Incentive

  Plan for Directors of Owens-Illinois, Inc. and the grant of 33,623 restricted stock units to directors in 2014 thereunder:

Director	Restricted Stock Unit
Gary F. Colter	2,821
Jay L. Geldmacher.	2,821
Peter S. Hellman	2,821
Anastasia D. Kelly	2,821
John J. McMackin, Jr.	2,821
Hari Nair(a)	4,824
Hugh H. Roberts	2,821
Helge H. Wehmeier	2,821
Carol A. Williams(a)	3,410
Dennis K. Williams	2,821
Thomas L. Young	2,821
All directors and executive officers as a group	33,623
  a)
  As stated under the "Director Compensation and Other Information" on page 17, in the event a new non-management director joins the board on any date other than the date of the Annual Meeting of share owners, they will receive an additional pro-rated RSU grant. Mr. Nair became a Director on August 1, 2013, which was prior to the 2014 Annual Meeting of Share Owners and therefore received an additional pro-rated equity award of 2,003 shares. Ms. Williams became a Director on February 20, 2014, which was prior to the 2014 Annual Meeting of Share Owners and therefore received an additional pro-rated equity award of 589 shares.

(8)
The table includes the number of shares of Common Stock that Messrs. Baehren, Bramlage and Lopez, and all directors and executive officers as a group held in the Stock Purchase and Savings Program. No shares are held in such program for Mr. Stroucken.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC with a copy to the New York Stock Exchange. These reporting persons are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of these reporting persons made all required filings on time during 2014.

2016 ANNUAL MEETING OF SHARE OWNERS

        A share owner desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2016 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. Any such proposal must be received by the Company no later than December 1, 2015. The Company requests that all such proposals be addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999, and be mailed by certified mail, return receipt requested.

        Share owners who submit to the Company evidence of their Common Stock ownership may recommend candidates for the Board. Recommendations of candidates for the Board submitted by share owners for consideration for the 2016 Annual Meeting will be considered by the Nominating/Corporate Governance Committee if the Company receives written notice of such recommendations no later than December 4, 2015. The Company requests that all such notices be addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The notice must include certain information about that person being recommended, including (i) age, (ii) business and residence addresses, (iii) principal occupation, (iv) a description of any arrangements or understandings between the share owner and such nominee pursuant to which the nomination is to be made by the share owner, and (v) such other information as would be required to be included in a proxy statement soliciting proxies to elect that person as a director. The notice must also contain the consent of the nominee to serve as a director if so elected.

        Share owners wishing to submit proposals or director nominations that are not to be included in such Proxy Statement must give timely notice thereof in writing to the Secretary. To be timely, a share owner's proposal or nomination must be received by the Company no later than February 1, 2016, and must otherwise satisfy the requirements of the Company's By-Laws as then in effect. If the date of the 2016 Annual Meeting changes by more than thirty (30) days from the date of the 2015 Annual Meeting, a share owner's proposal or nomination must be received by the Company no later than ten (10) calendar days following the first public announcement of the revised date of the 2016 Annual Meeting.

FORWARD LOOKING STATEMENTS

        This Proxy Statement contains "forward looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on the Company's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future events or otherwise. Forward looking statements should be evaluated together with the many uncertainties that affect the Company's business, particularly those mentioned in the risk factors in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and in the Company's periodic reports on Form 10-Q and Form 8-K.

PROXY SOLICITATION

        The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board's recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

        The Company has made this Proxy Statement, the Company's 2014 Annual Report on Form 10-K and the Stakeholder Letter available to each share owner entitled to vote at the Annual Meeting. These materials may be accessed on the Internet at www.proxyvote.com. Included in the Form 10-K are the Company's consolidated financial statements for the year ended December 31, 2014.

        A copy of the Company's Form 10-K, including the financial statement schedules, as filed with the SEC, may be obtained without charge by sending a written request therefor to Owens-Illinois, Inc., Investor Relations, One Michael Owens Way, Perrysburg, Ohio 43551-2999. The Form 10-K is also available without charge on the Company's website at www.o-i.com.

Perrysburg, Ohio

April 2, 2015

 Appendix A

RECONCILIATION OF ADJUSTED NET EARNINGS TO EARNINGS FROM
CONTINUING OPERATIONS ATTRIBUTABLE TO THE COMPANY

        The information presented regarding adjusted net earnings relates to earnings attributable to the Company exclusive of items management considers not representative of ongoing operations and does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results on ongoing operations. Management uses this non-GAAP information principally for internal reporting, forecasting and budgeting. Management believes that the non-GAAP presentation allows the Board of Directors, management, investors and analysts to better understand the Company's financial performance in relationship to core operating results and the business outlook.

	Year ended December 31
(Dollars in millions, except per share amounts)	2014	2013	2012	2011	2010
Earnings from continuing operations attributable to the Company	$98	$202	$186	$(501)	$260
Items that management considers not representative of ongoing operations	338	248	252	905	176

Adjusted net earnings	$436	$450	$438	$404	$436

Diluted shares outstanding (millions)	166.0	$165.8	165.8	163.7	167.1
Earnings (loss) per share from continuing operations (diluted)	$0.59	$1.22	$1.12	$(3.06)	$1.56

Adjusted net earnings per share	$2.63	$2.72	$2.64	$2.43	$2.61

RECONCILIATION OF FREE CASH FLOW TO CASH PROVIDED BY
CONTINUING OPERATING ACTIVITIES

        The information presented regarding free cash flow relates to cash provided by continuing operating activities less capital spending and does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of cash flows. Management uses this non-GAAP information principally for internal reporting, forecasting and budgeting. Management believes that the non-GAAP presentation allows the Board of Directors, management, investors and analysts to better understand the Company's financial performance in relationship to core operating results and the business outlook.

	Year ended December 31
(Dollars in millions)	2014	2013	2012	2011	2010
Cash provided by continuing operating activities	$698	$700	$580	$505	$600
Additions to property, plant and equipment—continuing	(369)	(361)	(290)	(285)	(500)

Free cash flow	$329	$339	$290	$220	$100

A-1

 RECONCILIATION OF ADJUSTED EBITDA AND NET DEBT

        The information presented regarding net debt divided by adjusted EBITDA does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. For this non-GAAP measure, net debt relates to total debt less cash and adjusted EBITDA relates to consolidated earnings from continuing operations before interest expense, provision for income taxes, depreciation and amortization of intangibles, and excludes charges for asbestos-related costs, restructuring, asset impairment and other items that management considers not representative of ongoing operations. Management has included this non-GAAP information to assist in understanding the Company's leverage ratio. Management uses this non-GAAP information principally for internal reporting, forecasting and budgeting. Management believes that the non-GAAP presentation allows the Board of Directors, management, investors and analysts to better understand the Company's financial performance in relationship to core operating results and the business outlook.

	Year ended December 31
$ Millions	2014	2013	2012	2011	2010
Earnings (loss) from continuing operations	$126	$215	$220	$(481)	$297
Interest expense	235	239	248	314	249
Provision for income taxes	92	120	108	85	129
Depreciation	335	350	378	405	369
Amortization of intangibles	83	47	34	17	22

EBITDA	871	971	988	340	1,066
Adjustments to EBITDA:
Asia Pacific goodwill adjustment				641
Charges for asbestos-related costs	135	145	155	165	79
Restructuring, asset impairment and other	91	119	168	112	13
Pension settlement charges	65
Non-income tax charge	69
Gain on China land compensation			(61)
Pro forma EBITDA for acquisitions					46
Other					32

Adjusted EBITDA	$1,231	$1,235	$1,250	$1,258	$1,236

Total debt	3,460	3,567	3,773	4,033	4,278
Less cash	(512)	(383)	(431)	(400)	(640)

Net debt	2,948	3,184	3,342	3,633	3,638
Net debt divided by adjusted EBITDA	2.4	2.6	2.7	2.9	2.9

A-2

 Appendix B

AMENDED AND RESTATED
2004 EQUITY INCENTIVE PLAN FOR DIRECTORS OF
OWENS-ILLINOIS, INC.

        The purposes of the Amended and Restated 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. (the "Plan") are as follows:

          (1)   To further the growth, development and financial success of the Company by providing additional incentives to certain members of its Board of Directors who are not employees of the Company, by assisting them to become owners of common stock of the Company and thus to benefit directly from its growth, development and financial success.

          (2)   To enable the Company to obtain and retain the services of the type of outside directors considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of common stock of the Company under grants and awards of options, restricted stock and restricted stock units.

        This Plan constitutes the further amendment and restatement and continuation of the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. (the "2004 Plan"), which was approved by the Company's share owners on May 12, 2004. If approved by the Company's share owners this Plan shall be effective retroactively to May 12, 2014 ("Effective Date"). In the event that the Company's share owners do not approve the Plan at the 2015 annual meeting this Plan shall not be effective, and the 2004 Plan will have terminated in accordance with its terms, although any grants made under the 2004 Plan before its termination will continue in full force and effect on the terms and conditions set forth in the 2004 Plan and the awards made thereunder.

ARTICLE I
DEFINITIONS

        Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

Section 1.1—Award

        "Award" shall mean an Option, Restricted Stock or Restricted Stock Unit granted or awarded under this Plan.

Section 1.2—Board

        "Board" shall mean the Board of Directors of the Company.

Section 1.3—Code

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4—Committee

        "Committee" shall mean a committee of the Board appointed to administer the Plan, as provided in Section 8.1.

Section 1.5—Common Stock

        "Common Stock" shall mean the Company's common stock, $0.01 par value.

Section 1.6—Company

        "Company" shall mean Owens-Illinois, Inc. In addition, "Company" shall mean any corporation assuming or issuing new employee stock options in substitution for Options outstanding under the Plan, in a transaction to which Section 424(a) of the Code would apply if such Options were "incentive stock options" within the meaning of Section 422 of the Code.

Section 1.7—Director

        "Director" shall mean a member of the Board, whether he is such a member at the time this Plan is adopted or becomes such a member subsequent to the adoption of this Plan, who is not an employee of the Company or of any corporation which is a Parent Corporation or a Subsidiary.

Section 1.8—Effective Date

        "Effective Date" shall have the meaning set forth in the preamble of this Plan.

Section 1.9—Exchange Act

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.10—Fair Market Value

        "Fair Market Value" of a share of the Company's stock as of a given date shall be: (i) the closing price of a share of the Company's stock on the principal exchange on which shares of the Company's stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, either (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Committee acting in good faith.

Section 1.11—Holder

        "Holder" shall mean a Director to whom an Award is granted or awarded under the Plan.

Section 1.12—Option

        "Option" shall mean an option to purchase Common Stock, granted under Article III of this Plan.

Section 1.13—Optionee

        "Optionee" shall mean a Director to whom an Option is granted under the Plan.

Section 1.14—Parent Corporation

        "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.15—Plan

        "Plan" shall have the meaning set forth in the preamble of this Plan.

Section 1.16—Restricted Stock

        "Restricted Stock" shall mean Common Stock awarded under Article VI of this Plan.

Section 1.17—Restricted Stock Agreement

        "Restricted Stock Agreement" shall mean Restricted Stock Agreement as provided in Section 6.3.

Section 1.18—Restricted Stock Unit

        "Restricted Stock Unit" shall mean a unit of Restricted Stock awarded under Article VII of this Plan.

Section 1.19—Restricted Stock Unit Agreement

        "Restricted Stock Unit Agreement" shall mean Restricted Stock Unit Agreement as provided in Section 7.3.

Section 1.20—Rule 16b-3

        "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

Section 1.21—Securities Act

        "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.22—Stock Option Agreement

        "Stock Option Agreement" shall mean Stock Option Agreement as provided in Section 4.1.

Section 1.23—Subsidiary

        "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall also mean any partnership in which the Company and/or any Subsidiary owns more than 50% of the capital or profits interests.

Section 1.24—Termination of Membership

        "Termination of Membership" shall mean the time when a Holder's membership on the Board of the Company or of a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, total disability or retirement, but excluding (i) terminations where there is a simultaneous reelection to or other reestablishment of membership on the Board of the Company or of a Parent Corporation or a Subsidiary (ii) terminations resulting from the normal expiration of the director's term or (iii) terminations where the Optionee continues a relationship (e.g., as an employee or as a consultant) with the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to a Termination of Membership, including, but not by way of limitation, the question of whether a Termination of Membership resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Membership.

Section 1.25—Transferable Option

        "Transferable Option" means an Option which by its terms, as determined by the Committee and set forth in the applicable Stock Option Agreement (or an amendment thereto), may be transferred by the Optionee, in writing and with written notice thereof to the Committee, by gift, without the receipt of any consideration, (i) to such Optionee's spouse; or (ii) to any child or more remote lineal descendant of such Optionee or to the spouse of any such child or more remote lineal descendant; or (iii) to any trust, custodianship, or other similar fiduciary relationship maintained for the benefit of the Optionee and/or any one or more of such persons listed in (i) or (ii) herein; or (iv) to any limited liability company or partnership, all of whose members or partners consist of the Optionee and/or any one or more of such persons listed in (i), (ii) or (iii) herein; or (v) to any non-profit organization or charitable trust, contributions to which qualify for an income tax deduction under Section 170(c) of the Code, but is otherwise nontransferable except by will or the applicable laws of descent and distribution.

Section 1.26—Transferee

        "Transferee" shall mean any person or entity to whom or to which an Optionee has transferred a Transferable Option.

ARTICLE II
SHARES SUBJECT TO PLAN

Section 2.1—Shares Subject to Plan

        The shares of stock subject to Options, awards of Restricted Stock and issuance upon the vesting of Restricted Stock Units shall be shares of Common Stock. The aggregate number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan shall not exceed 525,000.

Section 2.2—Unexercised or Unvested Awards

        If any Option expires or is cancelled without having been fully exercised, the number of shares of Common Stock subject to such Option, but as to which such Option was not exercised prior to its expiration or cancellation may again be granted hereunder, subject to the limitations of Section 2.1. If any Restricted Stock is repurchased by the Company or forfeited in connection with a Termination of Membership or otherwise, the number of shares of Common Stock repurchased or forfeited may again be granted hereunder, subject to the limitations of Section 2.1. If any Restricted Stock Unit is forfeited in connection with a Termination of Membership or otherwise, the number of shares of Common Stock forfeited may again be granted hereunder, subject to the limitations of Section 2.1.

Section 2.3—Changes in Company's Shares

        In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a reorganization, merger, consolidation, recapitalization or reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"), the Committee shall make appropriate adjustments in the number and kind of shares subject to Awards under the Plan, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued or transferred pursuant to Awards under the Plan.

ARTICLE III
GRANTING OF OPTIONS

Section 3.1—Eligibility

        Any Director of the Company or of any corporation which is then a Parent Corporation or a Subsidiary shall be eligible to be granted Options.

Section 3.2—Granting of Options

        (a)   The Committee shall from time to time, in its absolute discretion:

            (i)  Determine the Directors (including those to whom Options have been previously granted under the Plan) who in its opinion should be granted Options; and

           (ii)  Determine the number of shares of Common Stock subject to such Options granted to such Directors; and

          (iii)  Determine the terms and conditions of such Options, consistent with the Plan, including, but not limited to, such terms and conditions as may be required in order to make an Option a Transferable Option.

        (b)   Upon the selection of a Director to be granted an Option, the Committee shall instruct the appropriate officer or officers of the Company to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate.

 ARTICLE IV
TERMS OF OPTIONS

Section 4.1—Stock Option Agreement

        Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Transferable Options shall contain (or may be amended to contain) such terms and conditions as may be necessary to meet the definition of a Transferable Option under Section 1.26 hereof.

Section 4.2—Option Price

        The exercise price of the shares of Common Stock subject to each Option shall be set by the Committee; provided, however, that the exercise price per share shall be not less than 100% of the Fair Market Value of such shares on the date such Option is granted.

Section 4.3—Commencement of Exercisability

        (a)   No Option may be exercised in whole or in part during the first year after such Option is granted, except as may be provided in Sections 4.3(c) and 4.5.

        (b)   Subject to the provisions of Sections 4.3(a), 4.3(c) and 4.5, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Stock Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a), 4.3(c) and 4.5, accelerate the time at which such Option or any portion thereof may be exercised.

        (c)   No portion of an Option which is unexercisable at an Optionee's Termination of Membership shall thereafter become exercisable; provided, however, that provision may be made that such Option shall become exercisable in the event of a Termination of Membership because of the Optionee's retirement or total disability (each as determined by the Committee in accordance with Company policies) or death.

Section 4.4—Expiration of Options

        (a)   No Option may be exercised to any extent by anyone after the first to occur of the following events:

            (i)  The expiration of ten years and one day from the date the Option was granted; or

           (ii)  Except in the case of (A) any Optionee who is totally disabled (as determined by the Committee in accordance with Company policies); (B) any Optionee who retires (as determined by the Committee in accordance with Company policies); (C) any Optionee who dies or (D) any Optionee whose right to exercise his Option is extended by the Committee pursuant to clause (vi) below, the expiration of three months from the date of the Optionee's Termination of Membership for any reason unless the Optionee dies within said three-month period; or

          (iii)  In the case of any Optionee who is totally disabled (as determined by the Committee in accordance with Company policies), the expiration of one year from the date of the Optionee's

  Termination of Membership by reason of his disability unless the Optionee dies within said one-year period; or

          (iv)  In the case of any Optionee who retires (as determined by the Committee in accordance with Company policies), the expiration of three years from the date of the Optionee's Termination of Membership by reason of such retirement; or

           (v)  The expiration of one year from the date of the Optionee's death; or

          (vi)  In the case of any Optionee whose right to exercise his Option is extended by the Committee, which extension shall not exceed three years from the date of Optionee's Termination of Membership, the date upon which such extension expires.

        (b)   Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each individual Stock Option Agreement, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of each individual Stock Option Agreement that such Option expires immediately upon a Termination of Membership; provided, however, that provision may be made that such Option shall become exercisable in the event of a Termination of Membership because of the Optionee's retirement or total disability (each as determined by the Committee in accordance with Company policies) or death.

Section 4.5—Merger, Consolidation, Acquisition, Liquidation or Dissolution

        Notwithstanding the provisions of Section 9.4, in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Stock Option Agreement that such Option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person (excluding any employee benefit plan of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company) of all or substantially all of the Company's assets or 51% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company; and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Stock Option Agreement or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares of Common Stock covered thereby, notwithstanding anything to the contrary in Section 4.3(a), Section 4.3(b) and/or any installment provisions of such Option.

ARTICLE V
EXERCISE OF OPTIONS

Section 5.1—Persons Eligible to Exercise

        During the lifetime of the Optionee, only he or his Transferee, if any, may exercise an Option (or any portion thereof) granted to him. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his Transferee, if any, or by his personal representative or any other person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution. All of the terms and conditions of any Option in the hands of the Optionee during his lifetime shall be and remain fully applicable and binding on his Transferee, if any, and on any other person who may become eligible to exercise such Option.

Section 5.2—Partial Exercise

        At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares of Common Stock.

Section 5.3—Manner of Exercise

        An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the ecretary of the Company or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

        (a)   Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

        (b)   (i) Full payment (in cash or by check) for the shares of Common Stock with respect to which such Option or portion is thereby exercised; or

           (ii)  With the consent of the Committee, either (A) shares of Common Stock owned by the Optionee duly endorsed for transfer to the Company or (B) shares of Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

          (iii)  With the consent of the Committee, any combination of the consideration provided in the foregoing subsections (i) and (ii); and

        (c)   The payment to the Company (or other applicable corporation) of all amounts, if any, which it is required to withhold under federal, state or local law in connection with the exercise of the Option; with the consent of the Committee, either (i) shares of Common Stock owned by the Optionee duly endorsed for transfer or (ii) shares of Common Stock issuable to the Optionee upon exercise of the Option, valued at Fair Market Value as of the date of Option exercise, may be used to make all or part of such payment; and

        (d)   Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

        (e)   In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section 5.4—Rights as Share Owners

        The Optionee shall not be, nor have any of the rights or privileges of, a share owner of the Company with respect to any shares of Common Stock purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Optionee.

Section 5.5—Transfer Restrictions

        Unless otherwise approved in writing by the Committee, no shares of Common Stock acquired upon the exercise of any Option by any Director may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted. The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the shares of Common Stock purchasable upon the exercise of an Option as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.

ARTICLE VI
AWARDS OF RESTRICTED STOCK

Section 6.1—Eligibility

        Any Director of the Company or of any corporation which is then a Parent Corporation or a Subsidiary shall be eligible to be awarded Restricted Stock.

Section 6.2—Award of Restricted Stock

        (a)   An award of Restricted Stock is a grant of shares of Common Stock, which may be subject to a risk of forfeiture or other restrictions that shall expire upon the satisfaction of the terms and conditions in the Restricted Stock Agreement.

        (b)   The Committee shall from time to time, in its absolute discretion:

            (i)  Determine the Directors (including those to whom Restricted Stock have been previously awarded under the Plan) who in its opinion should be awarded Restricted Stock; and

           (ii)  Determine the term of the restrictions placed on the Restricted Stock; and

          (iii)  Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, which shall be consistent with the Plan.

Section 6.3—Restricted Stock Agreement

        Restricted Stock shall be issued pursuant to a written Restricted Stock Agreement, which shall be executed by the Holder and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

Section 6.4—Rights as Share Owners

        Upon delivery of the shares of Restricted Stock to the Holder or the escrow holder pursuant to Section 6.7, the Holder shall have, unless otherwise provided by the Committee, all of the rights and privileges of a share owner of the Company with respect to said shares, subject to the restrictions in his

Restricted Stock Agreement, including voting rights and the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.5.

Section 6.5—Restrictions

        All shares of Restricted Stock issued under this Plan (including any shares received by Holders with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee, in its absolute discretion, shall provide, which restrictions may include, without limitation, forfeiture conditions, restrictions concerning voting rights and transferability and restrictions based on duration of membership on the Board of the Company or of a Parent Corporation or a Subsidiary. Restricted Stock may not be sold or encumbered until all restrictions terminate or expire. Unless provided otherwise by the Committee, if no consideration was paid by the Holder of Restricted Stock upon issuance, the Holder's rights in unvested Restricted Stock shall lapse upon Termination of Membership.

Section 6.6—Repurchase of Restricted Stock

        The Committee may provide in the terms of each individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon such Holder's Termination of Membership, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that provision may be made that no such right of repurchase shall exist in the event of a Termination of Membership without cause, or following a change in control of the Company or because of the Holder's retirement or total disability (each as determined by the Committee in accordance with Company policies), death, term expiration, or otherwise, and provided further that provisions may be made that the right of repurchase may be exercised at a price less than the price paid by the Holder in the event of such Holder's Termination of Membership for cause, due to a voluntary termination or otherwise.

Section 6.7—Escrow

        The secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

Section 6.8—Legend

        In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

 ARTICLE VII
AWARDS OF RESTRICTED STOCK UNITS

Section 7.1—Eligibility

        Any Director of the Company or of any corporation which is then a Parent Corporation or a Subsidiary shall be eligible to be awarded Restricted Stock Units.

Section 7.2—Award of Restricted Stock Units

        (a)   An award of a Restricted Stock Unit is a grant of the right to receive shares of Common Stock in the future, with such right to future delivery of such shares of Common Stock subject to a risk of forfeiture or other restrictions that shall expire upon the satisfaction of the terms and conditions in the Restricted Stock Unit Agreement.

        (b)   The Committee shall from time to time, in its absolute discretion:

            (i)  Determine the Directors (including those to whom Restricted Stock Units have been previously awarded under the Plan) who in its opinion should be awarded Restricted Stock Units; and

           (ii)  Determine the term of the vesting period placed on the Restricted Stock Units; and

          (iii)  Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock Units, which shall be consistent with the Plan.

Section 7.3—Restricted Stock Unit Agreement

        Restricted Stock Units shall be issued pursuant to a written Restricted Stock Unit Agreement, which shall be executed by the Holder and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

Section 7.4—Rights as Share Owners

        A Holder of Restricted Stock Units shall not be, nor have any of the rights or privileges of, a share owner of the Company with respect to any shares of Common Stock covered by the Restricted Stock Units unless and until such shares have been registered on the stock transfer books of the Company in the name of such Holder.

Section 7.5—Restrictions

        All Restricted Stock Units issued under this Plan (including any Restricted Stock Units received as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Unit Agreement, be subject to such restrictions as the Committee, in its absolute discretion, shall provide, which restrictions may include, without limitation, forfeiture conditions, restrictions concerning voting rights and vesting and transferability and restrictions based on duration of membership on the Board of the Company or of a Parent Corporation or a Subsidiary. Restricted Stock Units may not be sold or encumbered until all restrictions terminate or expire. Unless provided otherwise by the Committee, if no consideration was paid by the Holder of Restricted Stock Units upon issuance, the Holder's rights in unvested Restricted Stock Units shall lapse upon Termination of Membership.

 ARTICLE VIII
ADMINISTRATION

Section 8.1—Committee

        The Committee shall consist of two or more members of the Board, appointed by and holding office at the pleasure of the Board, each of whom is a "non-employee director" as defined by Rule 16b-3. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

Section 8.2—Duties and Powers of Committee

        It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Stock Option Agreements, Restricted Stock Agreements and Restricted Stock Unit Agreements issued hereunder and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan.

Section 8.3—Majority Rule

        The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

Section 8.4—Compensation; Professional Assistance; Good Faith Actions

        Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, Holders, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards granted or awarded hereunder, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE IX
OTHER PROVISIONS

Section 9.1—Consideration

        In consideration of the granting of an Award under the Plan, the Holder shall agree, in the written Stock Option Agreement, Restricted Stock Agreement or Restricted Stock Unit Agreement, to remain a member of the Board of the Company or of a Parent Corporation or a Subsidiary for a period of at least one year after the Award is granted; provided, however, that the Committee may require that the Holder provide additional consideration for such Award.

Section 9.2—Awards Not Transferable

        No Award or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 9.2 shall prevent any transfer of a Transferable Option in accordance with its terms or any transfer by will or by the applicable laws of descent and distribution.

Section 9.3—Conditions to Issuance of Stock Certificates

        The shares of Common Stock issuable and deliverable under the Plan may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

        (a)   The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

        (b)   The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

        (c)   The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

        (d)   The payment to the Company (or other applicable corporation) of all amounts, if any, which it is required to withhold under federal, state or local law in connection with the Award; and

        (e)   With respect to the exercise of an Option, the lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

Section 9.4—Adjustments in Outstanding Awards

        In the event that the outstanding shares of Common Stock subject to Awards are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization or reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"), the Committee shall make appropriate adjustments in the number and kind of shares as to which all outstanding Awards, or portions thereof then unexercised or unvested, shall be exercisable or granted upon any Awards, to the end that after such event the Holder's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Award shall be made without change in the total price applicable to the Award or the unexercised portion of an Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Committee shall be final and binding upon all Holders, the Company and all other interested persons.

Section 9.5—Amendment, Suspension or Termination of the Plan

        (a)   The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company's share owners given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Sections 2.3 and 9.4, increase any limit imposed in Section 2.1 on the maximum number of shares of Common Stock which may be issued or transferred in connection with an Award under the Plan, materially modify the eligibility requirements of Sections 3.1, 6.1 or 7.1, reduce the minimum Option price requirements of Section 4.2, extend the limit imposed in Section 9.5(b) on the period during which Awards may be granted, or amend or modify the Plan in a manner requiring share owner approval under Rule 16b-3. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted.

        (b)   No Award may be granted during any period of suspension of the Plan or after termination of the Plan.

Section 9.6—No Right to Continued Board Membership

        Nothing in this Plan or in any Stock Option Agreement, Restricted Stock Agreement or Restricted Stock Unit Agreement hereunder shall confer upon any Holder any right to continue as a member of the Board of the Company or of any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights otherwise conferred on or reserved to the Board and the share owners of the Company, its Parent Corporations and its Subsidiaries, and/or the share owners of any of them, to terminate any Holder's Board membership at any time for any reason whatsoever, with or without cause.

Section 9.7—Effect of Plan Upon Other Option and Compensation Plans

        The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for members of the Board of the Company, any Parent Corporation or any Subsidiary or (b) to grant or assume options, restricted stock or restricted stock units otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options, restricted stock or restricted stock units in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 9.8—Titles

        Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 9.9—Conformity to Securities Laws

        The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 9.10—Section 409A

        To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

Section 9.11—Governing Law

        The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

* * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Owens-Illinois, Inc. on                    , 201    .

* * * * *

I hereby certify that the foregoing Plan was approved by the share owners of Owens-Illinois, Inc. on                     , 201    .

Executed on this          day of                , 201    .

Secretary

OWENS-ILLINOIS, INC. ONE MICHAEL OWENS WAY PERRYSBURG, OH 43551 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. VOTE IN PERSON This card serves as an admission ticket for one shareholder as of March 16, 2015 and must be presented at the door for admittance to the Annual Meeting of Share Owners. At the meeting, you will need to request a ballot to vote these shares. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M85673-P61687 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OWENS-ILLINOIS, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: . . . 01) Gary F. Colter 02) Gordon J. Hardie 03) Peter S. Hellman 04) Anastasia D. Kelly 05) John J. McMackin, Jr. 06) Alan J. Murray 07) Hari N. Nair 08) Hugh H. Roberts 09) Albert P. L. Stroucken 10) Carol A. Williams 11) Dennis K. Williams 12) Thomas L. Young The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For Against Abstain 2. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015. . . . 3. To approve, by advisory vote, the Company's named executive officer compensation. . . . 4. To approve the amendment, restatement and continuation of the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. and the grant . . . of 33,623 restricted stock units to directors in 2014 thereunder. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, administrator, executor, guardian or trustee, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Stakeholder Letter, Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. M85674-P61687 OWENS-ILLINOIS, INC. Annual Meeting of Share Owners May 12, 2015 9:00 AM EDT This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints James W. Baehren, John A. Haudrich and Paul A. Jarrell and each of them, or if more than one present and acting then a majority thereof, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of Owens-Illinois, Inc. held of record by the undersigned on March 16, 2015, at the Annual Meeting of Share Owners to be held on May 12, 2015, or at any adjournment(s) or postponement(s) thereof. The undersigned also provides directions to New York Life Trust Company, as Trustee, to vote all shares of common stock of Owens- Illinois, Inc. allocated to the account(s) of the undersigned as of March 16, 2015, in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan (the "Plans"), at the aforesaid Annual Meeting or any adjournment(s) or postponement(s) thereof, as specified on the reverse side of this card. This proxy when properly executed, will be voted in the manner directed herein by the undersigned Share Owner. If no direction is made: This proxy will be voted FOR the election of the director nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. New York Life Trust Company, as Trustee, will vote all such shares allocated to the Plan account(s) of the undersigned on all proposals in accordance with the majority of Plan shares for which voting instructions are received. PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT STOCK HELD WILL BE REPRESENTED IN ALL EVENTS AND SO THAT WE MAY HAVE A QUORUM. PLEASE SIGN YOUR NAME ON THE REVERSE SIDE. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. Continued and to be signed on reverse side